Exhibit 4.1

EXECUTION COPY

AMENDMENT NO. 2

Dated as of May 18, 2021

to

CREDIT AGREEMENT

Dated as of June 28, 2019

THIS AMENDMENT NO. 2 (this “Amendment”) is made as of May 18, 2021 by and among Modine Manufacturing Company, a Wisconsin corporation (the “Company”), Airedale International Air Conditioning Limited (together with the Company, the “Borrowers”), the Lenders party hereto and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders (the “Administrative Agent”), under that certain Fourth Amended and Restated Credit Agreement dated as of June 28, 2019, by and among the Borrowers and other Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Loan Parties have requested that the requisite Lenders agree to make certain modifications to the Credit Agreement;

WHEREAS, the Loan Parties, the Lenders party hereto and the Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.

1.         Amendments to the Credit Agreement.  Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below (such date, the “Amendment Effective Date”) the parties hereto agree that the Credit Agreement (including the Schedules and Exhibits thereto) shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement (including the Schedules and Exhibits thereto) attached as Annex A hereto (the Credit Agreement as so amended, the “Amended Credit Agreement”).

2.           Conditions of Effectiveness.  This Amendment shall become effective as of the first date on which each of the following conditions shall have been satisfied:

(a)          The Administrative Agent (or its counsel) shall have received either (A) counterparts of this Amendment duly executed by each of the Borrowers, each of the Lenders and the Administrative Agent or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or electronic transmission of an executed signature page of this Amendment) that such parties have executed counterparts of this Amendment.

(b)         The Administrative Agent (or its counsel) shall have received a copy of a duly executed and effective amendment to the Senior Note Purchase Agreement, in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(c)        The Administrative Agent (or its counsel) shall have received either (i) counterparts of the Consent and Reaffirmation attached as Annex B hereto duly executed by each of the Guarantors or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or electronic transmission of an executed signature page of such Consent and Reaffirmation) that such parties have executed counterparts of such Consent and Reaffirmation.

(d)          The Administrative Agent shall have received for the account of each Lender that delivers its executed signature page to this Amendment by no later than the date and time specified by the Administrative Agent (in consultation with the Company), a consent fee in respect of its existing Revolving Commitment and outstanding Term Loans in an amount equal to the applicable amount previously disclosed to the Lenders (and established by the Administrative Agent in consultation with the Company).

(e)        The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced (in reasonable detail) at least one (1) Business Day prior to the Amendment Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company pursuant to the terms of the Amended Credit Agreement.

The Administrative Agent shall notify the Company and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.

3.          Representations and Warranties of the Borrowers.  Each Borrower hereby represents and warrants to the Lenders on the Amendment Effective Date as follows:

(a)          Each of this Amendment and the Amended Credit Agreement constitutes a valid and binding agreement of such Borrower enforceable against such Borrower in accordance with its terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally.

(b)       As of the date hereof and immediately after giving effect to the terms of this Amendment, (i) no Default has occurred and is continuing and (ii) the representations and warranties of the Borrowers set forth in the Amended Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier contained therein), or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date.

4.           Confirmation of Guarantees.  The Company, by its execution of this Amendment, hereby confirms and ratifies that all of its obligations under Article X of the Amended Credit Agreement shall continue in full force and effect for the benefit of the Administrative Agent and the Lenders with respect to the Amended Credit Agreement.

5.            Reference to and Effect on the Credit Agreement.

(a)       From and after the effectiveness of the amendment to the Credit Agreement evidenced hereby, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Amended Credit Agreement, shall, unless the context otherwise requires, refer to the Amended Credit Agreement, and the term “Credit Agreement”, as used in the other Loan Documents, shall mean the Amended Credit Agreement.

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(b)         Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c)         The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d)          This Amendment shall be a Loan Document.

6.          Governing Law; Jurisdiction.  This Amendment shall be construed in accordance with and governed by the law of the State of New York.  Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the  Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment or any Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Amendment or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Amendment or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

7.          Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8.          Counterparts.  This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.  As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

MODINE MANUFACTURING COMPANY,
as the Company

By: /s/ Michael B. Lucareli
Name: Michael B. Lucareli
Title: Vice President, Finance and Chief Financial Officer

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement dated as of June 28, 2019
Modine Manufacturing Company

AIREDALE INTERNATIONAL AIR CONDITIONING LIMITED,
as a Subsidiary Borrower

By: /s/ Matthew J. McBurney
Name: Matthew J. McBurney
Title: Director

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement dated as of June 28, 2019
Modine Manufacturing Company

JPMORGAN CHASE BANK, N.A.,
individually as a Lender, as a Swingline Lender, as an Issuing Bank, as Collateral Agent and as Administrative Agent

By: /s/ Krys Szremski
Name: Krys Szremski
Title: Executive Director

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement dated as of June 28, 2019
Modine Manufacturing Company

BANK OF MONTREAL,
individually as a Lender, as a Swingline Lender and as an Issuing Bank

By: /s/ Mark Czarnecki
Name: Mark Czarnecki
Title: Senior Vice President

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement dated as of June 28, 2019
Modine Manufacturing Company

U.S. BANK NATIONAL ASSOCIATION, individually as a Lender, as a Swingline Lender and as an Issuing Bank

By: /s/ James N. DeVries
Name: James N. DeVries
Title: Senior Vice President

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement dated as of June 28, 2019
Modine Manufacturing Company

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually as a Lender, as a Swingline Lender and as an Issuing Bank

By: /s/ Matt J. Perrizo
Name: Matt J. Perrizo
Title: Director

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement dated as of June 28, 2019
Modine Manufacturing Company

BANK OF AMERICA, N.A.,
as a Lender

By: /s/ Steven K. Kessler
Name: Steven K. Kessler
Title: Senior Vice President

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement dated as of June 28, 2019
Modine Manufacturing Company

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Marc Evans
Name: Marc Evans
Title: Senior Vice President

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement dated as of June 28, 2019
Modine Manufacturing Company

PNC BANK, NATIONAL ASSOCIATION
as a Lender

By: Matthew Schmaling
Name: Matthew Schmaling
Title: Managing Director

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement dated as of June 28, 2019
Modine Manufacturing Company

BARCLAYS BANK PLC,
as a Lender

By: /s/ Craig Malloy
Name: Craig Malloy
Title: Director

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement dated as of June 28, 2019
Modine Manufacturing Company

ASSOCIATED BANK, N.A.,
as a Lender

By: /s/ James W. Engel
Name: James W. Engel
Title: Senior Vice President

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement dated as of June 28, 2019
Modine Manufacturing Company

COMERICA BANK,
as a Lender

By: /s/ John Lascody
Name: John Lascody
Title: Vice President

Signature Page to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement dated as of June 28, 2019
Modine Manufacturing Company

ANNEX A

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS	1

SECTION 1.01. DEFINED TERMS	1
SECTION 1.02. CLASSIFICATION OF LOANS AND BORROWINGS	~~46~~50
SECTION 1.03. TERMS GENERALLY	~~46~~50
SECTION 1.04. ACCOUNTING TERMS; AGREEMENT ACCOUNTING PRINCIPLES	~~47~~57
SECTION 1.05. AMENDMENT AND RESTATEMENT OF THE EXISTING CREDIT AGREEMENT	~~47~~51
SECTION 1.06. INTEREST RATES; LIBOR NOTIFICATION	~~48~~51
SECTION 1.07. CERTAIN CALCULATIONS	~~49~~53
SECTION 1.08. DIVISIONS	~~49~~53
SECTION 1.09. LEVERAGE RATIOS	~~49~~53
SECTION 1.10. EXCHANGE RATES; CURRENCY EQUIVALENTS	54

ARTICLE II THE CREDITS	~~49~~54

SECTION 2.01. COMMITMENTS	~~49~~54
SECTION 2.02. LOANS AND BORROWINGS	~~50~~54
SECTION 2.03. REQUESTS FOR BORROWINGS	~~50~~55
SECTION 2.04. DETERMINATION OF DOLLAR AMOUNTS	~~51~~56
SECTION 2.05. SWINGLINE LOANS	~~51~~62
SECTION 2.06. LETTERS OF CREDIT	~~53~~64
SECTION 2.07. FUNDING OF BORROWINGS	~~59~~59
SECTION 2.08. INTEREST ELECTIONS	~~60~~60
SECTION 2.09. TERMINATION AND REDUCTION OF COMMITMENTS	~~61~~62
SECTION 2.10. REPAYMENT AND AMORTIZATION OF LOANS; EVIDENCE OF INDEBTEDNESS	~~62~~73
SECTION 2.11. PREPAYMENT OF LOANS	~~63~~63
SECTION 2.12. FEES	~~66~~77
SECTION 2.13. INTEREST	~~67~~78
SECTION 2.14. ALTERNATE RATE OF INTEREST	~~67~~64
SECTION 2.15. INCREASED COSTS	~~69~~70
SECTION 2.16. BREAKFUNDING PAYMENTS	~~71~~72
SECTION 2.17. TAXES	~~71~~73
SECTION 2.18. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS	~~78~~74
SECTION 2.19. MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS	~~80~~75
SECTION 2.20. EXPANSION OPTION	~~82~~95
SECTION 2.21. MARKET DISRUPTION	~~84~~96
SECTION 2.22. JUDGMENT CURRENCY	~~84~~97
SECTION 2.23. DESIGNATION OF SUBSIDIARY BORROWERS	~~85~~97
SECTION 2.24. DEFAULTING LENDERS	~~85~~98
SECTION 2.25. EXTENSION OF MATURITY DATE	~~87~~100
SECTION 2.26. FOREIGN FINANCING OBLIGATIONS	~~89~~102
SECTION 2.27. MIRE EVENTS	~~90~~102

ARTICLE III REPRESENTATIONS AND WARRANTIES	~~90~~103

SECTION 3.01. CORPORATE EXISTENCE AND POWER.	~~90~~103
SECTION 3.02. AUTHORIZATION.	~~90~~103
SECTION 3.03. BINDING EFFECT.	~~90~~103
SECTION 3.04. NO CONFLICT; GOVERNMENT CONSENT.	~~90~~103
SECTION 3.05. FINANCIAL STATEMENTS; MATERIAL ADVERSE CHANGE.	~~91~~76
SECTION 3.06. LITIGATION AND CONTINGENT OBLIGATIONS.	~~91~~76
SECTION 3.07. COMPLIANCE WITH ERISA.	~~91~~104
SECTION 3.08. TAXES.	~~92~~105
SECTION 3.09. SUBSIDIARIES.	~~92~~105
SECTION 3.10. NOT AN INVESTMENT COMPANY	~~92~~105
SECTION 3.11. OWNERSHIP OF PROPERTY	~~93~~105
SECTION 3.12. MATERIAL AGREEMENTS; DEFAULT.	~~93~~106
SECTION 3.13. FULL DISCLOSURE.	~~93~~106
SECTION 3.14. ENVIRONMENTAL MATTERS.	~~93~~106
SECTION 3.15. INSOLVENCY.	~~93~~106
SECTION 3.16. COMPLIANCE WITH LAWS; SANCTIONS AND REGULATIONS	~~93~~106
SECTION 3.17. REGULATION U	~~94~~107
SECTION 3.18. INSURANCE	~~94~~107
SECTION 3.19. SENIOR NOTE DEBT	~~94~~107
SECTION 3.20. SECURITY INTEREST IN COLLATERAL	~~94~~107
SECTION 3.21. USE OF PROCEEDS	~~94~~107
SECTION 3.22. WORKS COUNCIL.	~~95~~108
SECTION 3.23. AFFECTED FINANCIAL INSTITUTIONS	~~95~~108
SECTION 3.24. DUTCH FISCAL UNITY	~~95~~108
SECTION 3.25. CENTRE OF MAIN INTERESTS	~~95~~108

ARTICLE IV CONDITIONS	~~95~~108

SECTION 4.01. EFFECTIVE DATE	~~95~~108
SECTION 4.02. EACH CREDIT EVENT	~~96~~109
SECTION 4.03. DESIGNATION OF A SUBSIDIARY BORROWER	~~97~~77

ARTICLE V AFFIRMATIVE COVENANTS	~~98~~78

SECTION 5.01. INFORMATION	~~98~~78
SECTION 5.02. INSPECTION OF PROPERTY, BOOKS AND RECORDS.	~~100~~113
SECTION 5.03. MAINTENANCE OF EXISTENCE.	~~100~~113
SECTION 5.04. USE OF PROCEEDS.	~~100~~113
SECTION 5.05. COMPLIANCE WITH LAWS; PAYMENT OF TAXES AND OTHER CLAIMS.	~~101~~114
SECTION 5.06. INSURANCE.	~~101~~114
SECTION 5.07. CHANGE IN FISCAL YEAR	~~102~~115
SECTION 5.08. MAINTENANCE OF PROPERTY	~~102~~115
SECTION 5.09. GUARANTEES	~~102~~115
SECTION 5.10. MOST FAVORED LENDER STATUS	~~103~~116
SECTION 5.11. COLLATERAL SECURITY; FURTHER ASSURANCES	~~103~~116
SECTION 5.12. DUTCH FISCAL UNITY	~~106~~119

SECTION 5.13. DUTCH FISCAL UNITY TERMINATION	~~106~~119

ARTICLE VI NEGATIVE COVENANTS	~~106~~119

SECTION 6.01. RESTRICTED PAYMENTS	~~106~~80
SECTION 6.02. LOANS OR ADVANCES	~~108~~121
SECTION 6.03. INVESTMENTS AND ACQUISITIONS.	~~109~~122
SECTION 6.04. LIENS.	~~112~~125
SECTION 6.05. INDEBTEDNESS.	~~115~~83
SECTION 6.06. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS	~~119~~132
SECTION 6.07. FINANCIAL COVENANTS	~~121~~134
SECTION 6.08. [INTENTIONALLY OMITTED]	~~122~~135
SECTION 6.09. RATE MANAGEMENT TRANSACTIONS	~~122~~135
SECTION 6.10. LINES OF BUSINESS	~~122~~135
SECTION 6.11. ENVIRONMENTAL MATTERS	~~122~~135
SECTION 6.12. TRANSACTIONS WITH AFFILIATES	~~122~~135
SECTION 6.13. OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT	~~123~~136
SECTION 6.14. RESTRICTIVE AGREEMENTS	~~124~~137

ARTICLE VII EVENTS OF DEFAULT	~~125~~138

ARTICLE VIII THE ADMINISTRATIVE AGENT	~~128~~141

SECTION 8.01. AUTHORIZATION AND ACTION	~~128~~141
SECTION 8.02. AGENTS’ RELIANCE, INDEMNIFICATION, ETC	~~131~~85
SECTION 8.03. POSTING OF COMMUNICATIONS	~~132~~145
SECTION 8.04. THEAGENTS INDIVIDUALLY	~~133~~146
SECTION 8.05. SUCCESSOR AGENTS	~~133~~146
SECTION 8.06. ACKNOWLEDGEMENTS OF LENDERS AND ISSUING BANKS	~~134~~86
SECTION 8.07. COLLATERAL MATTERS	~~135~~87
SECTION 8.08. CREDIT BIDDING	~~136~~150
SECTION 8.09. CERTAIN ERISA MATTERS	~~137~~151
SECTION 8.10. CERTAIN FOREIGN PLEDGE MATTERS	~~138~~152

ARTICLE IX MISCELLANEOUS	~~139~~153

SECTION 9.01. NOTICES	~~139~~153
SECTION 9.02. WAIVERS; AMENDMENTS	~~140~~88
SECTION 9.03. EXPENSES; INDEMNITY; DAMAGE WAIVER	~~143~~157
SECTION 9.04. SUCCESSORS AND ASSIGNS	~~144~~89
SECTION 9.05. SURVIVAL	~~149~~91
SECTION 9.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION	~~150~~91
SECTION 9.07. SEVERABILITY	~~150~~92
SECTION 9.08. RIGHT OF SETOFF	~~150~~166
SECTION 9.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS	~~151~~166
SECTION 9.10. WAIVER OF JURY TRIAL	~~152~~167
SECTION 9.11. HEADINGS	~~152~~167
SECTION 9.12. CONFIDENTIALITY	~~152~~167
SECTION 9.13. USA PATRIOT ACT; BENEFICIAL OWNERSHIP REGULATION	~~154~~93

SECTION 9.14. INTEREST RATE LIMITATION	~~154~~93
SECTION 9.15. NO ADVISORY OR FIDUCIARY RESPONSIBILITY	~~154~~169
SECTION 9.16. ATTORNEY REPRESENTATION	~~155~~170
SECTION 9.17. ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF ~~EEA~~AFFECTED FINANCIAL INSTITUTIONS	~~155~~170
SECTION 9.18. RELEASES OF GUARANTOR AND COLLATERAL	~~155~~171
SECTION 9.19. APPOINTMENT FOR PERFECTION	~~157~~172
SECTION 9.20. ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCS	~~157~~172

ARTICLE X COMPANY GUARANTEE	~~157~~173

transactions solely among the Company and/or one or more of its Subsidiaries) (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of related transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

“Acquisition Consideration” means the aggregate amount of all consideration paid or payable, including all direct payments, all Indebtedness assumed, all earnouts and other contingent payments (other than customary indemnification obligations) and all other consideration paid or payable, by the Company and its Subsidiaries in respect of an Acquisition.

“Acquisition Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries that has been issued for the purpose of financing, in whole or in part, a Material Acquisition and any related transactions or series of related transactions (including for the purpose of refinancing or replacing all or a portion of any pre-existing Indebtedness of the Company, any of its Subsidiaries or the person(s) or assets to be acquired); provided that (i) the release of the proceeds thereof to the Company and its Subsidiaries is contingent upon the consummation of such Material Acquisition and, pending such release, such proceeds are held in escrow (and, if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such acquisition is terminated prior to the consummation of such Material Acquisition or if such Material Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness, such proceeds shall be promptly applied to satisfy and discharge all obligations of the Company and its Subsidiaries in respect of such Indebtedness) or (ii) such Indebtedness contains a “special mandatory redemption” provision (or other similar provision) or otherwise permits or requires such Indebtedness to be redeemed or prepaid if such Material Acquisition is not consummated by the date specified in the definitive documentation relating to such Indebtedness (and if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such Material Acquisition is terminated in accordance with its terms prior to the consummation of such Material Acquisition or such Material Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness, such Indebtedness is so redeemed or prepaid within 90 days of such termination or such specified date, as the case may be).

“Acquisition-Related Incremental Term Loans” has the meaning assigned to such term in Section 2.20.

“Additional Commitment Lender” has the meaning assigned to such term in Section 2.25(d).

“Additional Covenant” shall mean (i) any affirmative or negative covenant or similar restriction (including any financial covenant) binding on the Company or any Subsidiary under the terms of any Material Indebtedness (regardless of whether such provision is labeled or otherwise characterized as a covenant) the subject matter of which is similar to that of any covenant in Articles V and VI of this Agreement, or related definitions herein, but contains one or more percentages, amounts or formulas that is more restrictive than those set forth herein or more beneficial to the lender under any agreement with respect to any Material Indebtedness of the Company or such Subsidiary or any agreement for the refinancing or extension of all or a portion of the Material Indebtedness thereunder (and such covenant or similar restriction shall be deemed an Additional Covenant only to the extent that it is more restrictive or more beneficial) or (ii) any covenant (or other provision having similar effect) the subject matter of which pertains to measurement of the Company’s consolidated financial condition or consolidated financial performance, including a measurement of the Company’s leverage, ability to cover expenses, earnings, net income, fixed charges, interest expense, net worth or other component of the Company’s consolidated financial position or results of operations (however expressed and whether stated as a ratio, a fixed amount, as an event of default or otherwise) and whether such covenant (or other provision) is similar to or different from the covenants contained in Article V or VI of this Agreement, or related definitions in this Agreement or (iii) any requirement or restriction binding on the Company or any Subsidiary under the terms of the Senior Note Purchase Agreement that is labeled or otherwise characterized as an affirmative or negative covenant (or that, regardless of how so labeled or characterized, would customarily be labeled or otherwise characterized as an affirmative or negative covenant in a note purchase agreement similar to the Senior Note Purchase Agreement, as reasonably determined by the Administrative Agent) that is different from the subject matter of any covenants in Articles V or VI of this Agreement, or related definitions in this Agreement ; provided, that (i) “Additional Covenants” shall not include covenants (or other provisions having similar effect) in an agreement with respect to Material Indebtedness of a Foreign Subsidiary unless such Material Indebtedness constitutes Applicable Foreign Indebtedness and (ii) any covenant (or other provision having similar effect) contained in an agreement relating to any Applicable Foreign Indebtedness which constitutes an Additional Covenant hereunder shall only apply to the same Persons to which the covenant (or other provision having similar effect) contained in such Applicable Foreign Indebtedness applies.

“Additional Default” shall mean any provision contained in any agreement with respect to any Material Indebtedness of the Company or any Subsidiary or any agreement for the refinancing or extension of all or a portion of the Material Indebtedness thereunder which permits the holders of such Material Indebtedness to accelerate (with the passage of time or giving of notice or both) the maturity thereof or otherwise requires the Company or any Subsidiary to purchase the Material Indebtedness thereunder or any agreement for the refinancing or extension of all or a portion of the Material Indebtedness thereunder prior to the stated maturity thereof and which is similar to any Event of Default contained in Article VII of this Agreement, or related definitions herein, but contains one or more percentages, amounts or formulas that is more restrictive or has a shorter grace period than those set forth herein or is more beneficial to the lender under any agreement with respect to any Material Indebtedness of the Company or such Subsidiary or any agreement for the refinancing or extension of all or a portion of the Material Indebtedness thereunder (and such provision shall be deemed an Additional Default only to the extent that it is more restrictive, has a shorter grace period or is more beneficial) and (ii) any event or circumstance that is labeled or otherwise characterized as an event of default in the Senior Note Purchase Agreement (or that, regardless of how so labeled or characterized, would customarily be labeled or otherwise characterized as an event of default in a note purchase agreement similar to the Senior Note Purchase Agreement, as reasonably determined by the Administrative Agent) that is different from the subject matter of any Events of Default contained in Article VII of this Agreement, or related definitions in this Agreement ; provided, that (i) “Additional Defaults” shall not include defaults (or other provisions having similar effect) in an agreement with respect to Material Indebtedness of a Foreign Subsidiary unless such Material Indebtedness constitutes Applicable Foreign Indebtedness and (ii) any default (or other provision having similar effect) contained in an agreement relating to any Applicable Foreign Indebtedness which constitutes an Additional Default hereunder shall only apply to the same Persons to which the default (or other provision having similar effect) contained in such Applicable Foreign Indebtedness applies.

“Adjusted EURIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in euro for any Interest Period, an interest rate per annum equal to (a) the EURIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the LIBO  Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Adjusted ~~LIBO~~TIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in Japanese Yen for any Interest Period, an interest rate per annum equal to (a) the ~~LIBO~~TIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMCB (including its branches and affiliates) in its capacity as administrative agent for the Lenders hereunder, and any successor administrative agent arising under Section 9.04.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise. For the avoidance of doubt, no individual shall be deemed to be an Affiliate of a Person solely because such individual is a director (or the equivalent thereof) or a senior officer of such Person.

“Agents” means, collectively, the Administrative Agent and the Collateral Agent.

“Agreed Currencies” means with respect to (a) Revolving Loans, Agreed Loan Currencies and (b) Letters of Credit, Agreed LC Currencies.

“Agreed LC Currencies” means (a) the Agreed Loan Currencies and (b) any other currency that is (i) readily available and freely transferable and convertible into Dollars and (ii) agreed to by the Company, the Administrative Agent and the relevant Issuing Bank.

“Agreed Loan Currencies” means (i) Dollars, (ii) euro, (iii) Japanese Yen, (iv) Pounds Sterling and (v) any other currency that is (A) a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars and (B) agreed to by the Administrative Agent and each of the Revolving Lenders.

“Agreement” has the meaning specified in the introductory paragraph.

“Agreement Accounting Principles” means, subject to Section 1.04, generally accepted accounting principles in the United States of America as in effect from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c)  the Adjusted LIBO Rate for a one month Interest Period in Dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the LIBO Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 ~~hereof~~(for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as ~~so~~ determined pursuant to the foregoing would be less than ~~2.00~~1.00%, such rate shall be deemed to be ~~2.00~~1.00% for purposes of this Agreement.

~~“Alternative Rate” has the meaning assigned to such term in Section 2.14(a).~~

“Amendment No. 1 Effective Date” means May 19, 2020.

“Amendment No. 2 Effective Date” means May 18, 2021.

“Ancillary Document” has the meaning assigned to such term in Section 9.06.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Order” means Executive Order No. 13,224, 66 Fed. Reg. 49,079 (2001) issued by the President of the U.S. (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism).

“Applicable Foreign Indebtedness” means Material Indebtedness of a Foreign Subsidiary which the Company or a Domestic Subsidiary has guaranteed or as to which the Company or a Domestic Subsidiary is otherwise liable as borrower, co-borrower or other obligor.

“Applicable LC Sublimit” means (i) with respect to JPMCB in its capacity as an Issuing Bank under this Agreement, $6,250,000, (ii) with respect to Bank of Montreal, in its capacity as an Issuing Bank under this Agreement, $6,250,000, (iii) with respect to U.S. Bank National Association, in its capacity as an Issuing Bank under this Agreement, $6,250,000, (iv) with respect to Wells Fargo Bank, National Association, in its capacity as an Issuing Bank under this Agreement, $6,250,000, and (v) with respect to any other Person that becomes an Issuing Bank pursuant to the terms of this Agreement, such amount as agreed to in writing by the Company, the Administrative Agent and such Person at the time such Person becomes an Issuing Bank pursuant to the terms of the Agreement, as each of the foregoing amounts may be decreased or increased from time to time with the written consent of the Company, the Administrative Agent and the Issuing Banks (provided that any increase in the Applicable LC Sublimit with respect to any Issuing Bank shall only require the consent of the Company and such Issuing Bank).

“Applicable Maturity Date” has the meaning assigned to such term in Section 2.25(a).

“Applicable Parties” has the meaning assigned to such term in Section 8.03(c).

“Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, Revolving Credit Exposure, LC Exposure or Swingline Loans, the percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the aggregate Revolving Commitments of all Revolving Lenders (if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving

Commitments most recently in effect, giving effect to any assignments), (b) with respect to the Dollar Term Loans, (i) at any time prior to advancing the Dollar Term Loans, a percentage equal to a fraction the numerator of which is such Lender’s Dollar Term Loan Commitment and the denominator of which is the aggregate Dollar Term Loan Commitments of all Dollar Term Lenders and (ii) at any time after advancing the Dollar Term Loans, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Dollar Term Loans and the denominator of which is the aggregate outstanding principal amount of the Dollar Term Loans of all Dollar Term Lenders and (c) with respect to the Euro Term Loans, (i) at any time prior to advancing the Euro Term Loans, a percentage equal to a fraction the numerator of which is such Lender’s Euro Term Loan Commitment and the denominator of which is the aggregate Euro Term Loan Commitments of all Euro Term Lenders and (ii) at any time after advancing the Euro Term Loans, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Euro Term Loans and the denominator of which is the aggregate outstanding principal amount of the Euro Term Loans of all Euro Term Lenders; provided that, in the case of each of the foregoing clauses (a), (b) and (c), in the case of Section 2.24 when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Commitment, Dollar Term Loan Commitment and/or Euro Term Loan Commitment, as applicable, shall be disregarded in the calculation.

“Applicable Rate” means, for any day, with respect to any Eurocurrency Loan ~~or~~, any ABR Loan, any RFR Loan, any CBR Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency Spread” ~~or~~, “ABR Spread”, “RFR Spread”, “CBR Spread” or “Commitment Fee Rate”, as the case may be, based upon the Pricing Level applicable on such date:

Pricing Level	Leverage Ratio	Commitment Fee Rate	Eurocurrency Spread	RFR Spread	CBR Spread	ABR Spread
Level I	≤ 1.75 to 1.00	0.15%	1.375%	1.375%	1.375%	0.375%
Level II	> 1.75 to 1.00 but ≤ 2.25 to 1.00	0.20%	1.50%	1.50%	1.50%	0.50%
Level III	> 2.25 to 1.00 but ≤ 2.75 to 1.00	0.25%	1.625%	1.625%	1.625%	0.625%
Level IV	> 2.75 to 1.00 but ≤ 3.25 to 1.00	0.30%	1.75%	1.75%	1.75%	0.75%
Level V	> 3.25 to 1.00 ~~but ≤ 3.50 to 1.00~~	0.35%	2.00%	2.00%	2.00%	1.00%
~~Level VI~~	~~> 3.50 to 1.00 but ≤ 4.00 to 1.00~~	~~0.40%~~	~~2.375%~~			~~1.375%~~
~~Level VII~~	~~> 4.00 to 1.00~~	~~0.45%~~	~~2.75%~~			~~1.75%~~

If at any time the Company fails to deliver the quarterly or annual financial statements or compliance certificates required under Section 5.01 on or before the date such statements or certificates are due, Pricing Level ~~VII~~V shall be deemed applicable for the period commencing five (5) Business Days after such required date of delivery and ending on the date which is five (5) Business Days after such statements or certificates are actually delivered, after which the Pricing Level shall be determined in accordance with this definition.

Except as otherwise provided in the paragraph below or in the immediately preceding paragraph, adjustments, if any, to the Pricing Level then in effect shall be effective five (5) Business Days after the

Administrative Agent has received the applicable financial statements and certificates (it being understood and agreed that each change in Pricing Level shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change).

Notwithstanding anything to the contrary set forth in this definition, Pricing Level ~~IV~~II shall be deemed to be applicable from the Amendment No. 2 Effective Date until the Administrative Agent’s receipt of the applicable financial statements for the Company’s first fiscal quarter ending on or after the Amendment No. ~~1~~2 Effective Date and adjustments to the Pricing Level then in effect shall thereafter be effected in accordance with the terms of this definition.

“Applicable Time” means, with respect to any Borrowings and payments in any Foreign Currency, the local time in the place of settlement for such Foreign Currency as may be determined by the Administrative Agent or the Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Electronic Platform” has the meaning assigned to it in Section 8.03(a).

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Approved Jurisdictions” means the United States, England and Wales, the Netherlands and Germany.

“Arrangers” means each of JPMCB, BMO Capital Markets Corp., U.S. Bank National Association and Wells Fargo Securities, LLC in its capacity as a joint bookrunner and joint lead arranger hereunder.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Augmenting Lender” is defined in Section 2.20.

“Authorized Officer” means any of the chief financial officer, treasurer, assistant treasurer, or controller of the Company, acting singly.

“Available Aggregate Revolving Commitment” means, at any time, the aggregate Revolving Commitments then in effect minus the aggregate Revolving Credit Exposures at such time.

“Available Revolving Commitment” means, at any time with respect to any Lender, the Revolving Commitment of such Lender then in effect minus the Revolving Credit Exposure of such Lender at such time; it being understood and agreed that any Lender’s Swingline Exposure shall not be deemed to be a component of the Revolving Credit Exposure for purposes of calculating the commitment fee under Section 2.12(a).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Loan Currency, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this

Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 2.14.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bail-In Lender” is defined in Section 2.19(b).

“Banking Services” means each and any of the following bank services provided to the Company or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including, without limitation, controlled disbursement services, automated clearinghouse transactions, return items services, any direct debit scheme or arrangement, overdraft services and interstate depository network services).

“Banking Services Agreement” means any agreement entered into by the Company or any Subsidiary in connection with Banking Services.

“Banking Services Obligations” means any and all obligations of any of the Company or any of its Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101,
et seq.).

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action for the purpose of effecting, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Loan Currency, the applicable Relevant Rate for such Agreed Loan Currency or (ii) Eurocurrency Loan, the Relevant Rate for such Agreed Loan Currency; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Loan Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 2.14.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, (i) in the case of any Loan denominated in a Foreign Currency and (ii) in the case of an Other Benchmark Rate Election, “Benchmark Replacement” shall mean the alternative set forth in (3) below:

(1)         in the case of any Loan denominated in Dollars, the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)         in the case of any Loan denominated in Dollars, the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Loan Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service commonly used in the banking industry for such purpose that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion and consistent with such selection generally under other substantially similar syndicated credit facilities for which it acts as the administrative agent; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).

If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)         for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined           reasonably and in good faith by the Administrative Agent:

(a)     the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b)        the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2)        for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then- prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Loan Currency at such time;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service commonly used in the banking industry for such purpose that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion and consistent with such selection generally under other substantially similar syndicated credit facilities for which it acts as the administrative agent.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent reasonably and in good faith decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent in good faith decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines in good faith that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)         in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)         in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(3)         in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Company pursuant to Section 2.14(c) so long as the Administrative Agent has not received by such time, written notice of objection to such Term SOFR Notice from the Company; or

(4)        in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders (and the Company), so long as the Administrative Agent has not received, by 5:00 p.m., New York City time, on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in           respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)          a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely as of a specific date, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)          a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the central bank for the Agreed Loan Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with   jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely as of a specific date; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)         a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses  (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United
States.

“Borrower” means the Company or any Subsidiary Borrower.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, (b) a Term Loan of the same Type and Class, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect or (c) a Swingline Loan.

“Borrowing Request” means a request by any Borrower for a Borrowing in accordance with Section 2.03 in substantially the form attached hereto as Exhibit G-1 or such other form as the Administrative Agent may approve from time to time.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit F-1.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit F-2.

“Business Day” means any day ~~that is not~~(other than a Saturday, or a Sunday ~~or other day~~) on which ~~commercial~~ banks are open for business in New York City ~~are authorized or required by law to remain closed~~; provided that when used in connection with (a) a Eurocurrency Loan ~~denominated in Dollars, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market, (b) any Borrowings or LC Disbursements that are the subject of a borrowing, drawing, payment, reimbursement or rate selection denominated in euro, the term “Business Day” shall also exclude any day on which the TARGET2 payment system is not open for the settlement of payments in euro and (c) a Eurocurrency Loan or Letter of Credit denominated in a Foreign Currency other than euro, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in such Foreign Currency in the interba~~nk market in the principal financial center of the country whose lawful currency is such Foreign Currency., (i) in relation to the calculation or computation of LIBOR, any day (other than a Saturday or a Sunday) on which banks are open for business in London, (ii) in relation to Loans denominated in Japanese Yen and in relation to the calculation or computation of TIBOR, any day (other than a Saturday or a Sunday) on which banks are open for business in Japan, (iii) in relation to Loans denominated in euro and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day and (iv) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only an RFR Business Day.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including all amounts expended or capitalized as Capitalized Lease Obligations) by the Company and its Subsidiaries during such period that, in conformity with Agreement Accounting Principles, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Company and its Subsidiaries.

“Capital Stock” means (i) in the case of any corporation, all capital stock and any securities exchangeable for or convertible into capital stock and any warrants, rights or other options to purchase or otherwise acquire capital stock or such securities or any other form of equity securities, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

(vii)        shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of the foregoing clauses (i) through (vi);

(viii)       money market funds that (A) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, as amended from time to time, (B) are rated AAA by S&P or Aaa by Moody’s, and (C) have portfolio assets of at least $1,000,000,000;

(ix)       (A) preferred stocks rated A3 or better by Moody’s or A- or better by S&P, (B) adjustable rate preferred stock funds rated A3 or better by Moody’s or A- or better by S&P, and
(C) municipal notes with credit support provided by, and putable (within a period not to exceed one year from date of acquisition) to, financial institutions rated A or better by Moody’s, S&P, or the Fitch Ratings, Inc.;

(x)         tax exempt variable rate demand notes rated AA or better by Moody’s or S&P, provided that such notes permit the Company or any Subsidiaries to require the issuer to repurchase such notes after a period of not more than one year from date of acquisition thereof; and

(xi)       in the case of any Foreign Subsidiary or, to the extent operating outside the United States of America, the Company or any of its other Subsidiaries, such local currencies held by it from time to time in the ordinary course of business.

In the case of Investments by any Foreign Subsidiary or Investments made in a country outside the United States of America, Cash Equivalent Investments shall also include (a) investments of the types and maturities described above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments.

Notwithstanding the foregoing, Cash Equivalent Investments shall include amounts denominated in currencies other than those set forth above, provided that such amounts are converted into any currency contemplated above as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.

“Central Bank Rate” means, (A) the greater of (i) for any Loan denominated in (a) Pounds Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) euro, one of the following three rates as may be selected by the Administrative Agent reasonably and in good faith: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, (c) Japanese Yen, the “short-term prime rate” as publicly announced by the Bank of Japan (or any successor thereto) from time to time and (d) any other Foreign Currency determined after the Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable good faith discretion and (ii) 0%; plus (B) the applicable Central Bank Rate Adjustment.

“Central Bank Rate Adjustment” means for any Loan denominated in (a) Pounds Sterling, a rate equal to the positive difference of (i) the average of SONIA for the last five (5) RFR Business Days for which SONIA was available (excluding the highest level from such series of days and the lowest level from such series of days) minus (ii) the Central Bank Rate in respect of Pounds Sterling, (b) euro, a rate equal to the positive difference of (i) the average of the EURIBO Rate for the last five (5) Business Days for which the EURIBO Rate was available (excluding the highest level from such series of days and the lowest level from such series of days) minus (ii) the Central Bank Rate in respect of euro, (c) Japanese Yen, a rate equal to the positive difference of (i) the average of the TIBO Rate for the last five (5) Business Days for which the TIBO Rate was available (excluding the highest level from such series of days and the lowest level from such series of days) minus (ii) the Central Bank Rate in respect of Japanese Yen and (d) any other Foreign Currency determined after the Effective Date, an adjustment as determined by the Administrative Agent in its reasonable good faith discretion.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, and as it may be further amended from time to time, 42 U.S.C.§§9601 et seq.

“CFC” shall mean a “controlled foreign corporation” as defined in Section 957 of the Code.

“Change in Control” means (a) with respect to any Person or group of Persons acting in concert, the acquisition by any such Person or group of Persons, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of 35% or more of the outstanding shares of voting stock of the Company; or
(b) as of any date a majority of the Board of Directors of the Company consists of individuals who were not either (i) directors of the Company as of the corresponding date of the previous year, (ii) selected, nominated or approved to become directors by the Board of Directors of the Company of which a majority consisted of individuals described in clause (i), or (iii) selected, nominated or approved to become directors by the Board of Directors of the Company of which a majority consisted of individuals described in clause (i) and individuals described in clause (ii).

“Change in Law” means the occurrence, after the Amendment No. 2 Effective Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, except to the extent they are merely proposed and not in effect, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

substantially all of the assets of any Subsidiary or of greater than 50% of the Capital Stock of any Subsidiary (including any Indebtedness repaid in connection therewith and related interest expense), in each case that occurred during the applicable period as if such Acquisition or disposition had occurred at the inception of such period.

“Consolidated Interest Expense” means, with reference to any period, the interest expense of the Company and its Subsidiaries calculated on a consolidated basis for such period including, without limitation, such interest expense as may be attributable to Capitalized Leases, Receivables Transaction Financing Costs, the discount or implied interest component of Off-Balance Sheet Liabilities (as reasonably determined by the Company in consultation with the Administrative Agent), all commissions, discounts and other fees and charges owed with respect to Letters of Credit, bankers acceptances and similar instruments and net payments (if any) pursuant to Rate Management Transactions, but excluding or net of, as applicable, (i) any Make-Whole Amounts, (ii) amortization of fees in respect of any issuance, amendment to or modification of Indebtedness and (iii) net receipts (if any) pursuant to Rate Management Transactions.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries calculated on a consolidated basis for such period in conformity with Agreement Accounting Principles.

“Consolidated Tangible Assets” means, as of any date of determination thereof, consolidated total assets minus the Intangible Assets of the Company and its Subsidiaries on such date.

“Consolidated Total Debt” means at any time the principal amount of all Indebtedness of the Company and its Subsidiaries calculated on a consolidated basis.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, to the extent the foregoing are contained therein, any comfort letter, operating agreement, take- or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership, but excluding contingent liabilities arising with respect to
(i)  customary indemnification obligations in favor of sellers in connection with Permitted Acquisitions, purchasers in connection with dispositions permitted under Section 6.06 and otherwise, and (ii) warranties and other similar undertakings arising in the ordinary course of business, whether under contracts or by operation of law, to buyers in connection with the sale of goods and/or services. The amount of any Contingent Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantor in good faith; provided that (a) if any Contingent Obligation is limited to an amount less than the obligations guaranteed or supported, the amount of the such Contingent Obligation shall be equal to the lesser of the amount determined pursuant to the initial clause of this sentence and the amount to which such Contingent Obligation is so limited; (b) if any Contingent Obligation is limited to recourse against a particular asset or assets of such Person, the amount of such Contingent Obligation shall be equal to the lesser of the amount determined pursuant to the initial clause of this sentence and the fair market value of such asset or assets at the date for determination of the amount of such Contingent Obligation; and (c) in the case of Contingent Obligations to purchase or provide funds for the purpose of assuring a creditor against loss, up to €4,000,000 of such aggregate amount shall be calculated net of the value of the property, securities or services purchased.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Country Risk Event” means:

(a)          any law, action or failure to act by any Governmental Authority in any Borrower’s or Letter of Credit beneficiary’s country which has the effect of:

(i)         changing the obligations of any Issuing Bank or the Lenders under the relevant Letter of Credit, the Agreement or any of the other Loan Documents as originally agreed or otherwise creating any additional liability, cost or expense to any Issuing Bank, the Lenders or the Administrative Agent from that which exists on the Effective Date,

(ii)         changing the ownership or control by such Borrower or Letter of Credit beneficiary of its business, or

(iii)        preventing or restricting the conversion into or transfer of the applicable Agreed Currency;

(b)	force majeure; or

(c)	any similar event

which, in relation to (a), (b) and (c), directly or indirectly, prevents or restricts the payment or transfer of any amounts owing under the relevant Letter of Credit in the applicable Agreed Currency into an account designated by the Administrative Agent or such Issuing Bank and freely available to the Administrative Agent or such Issuing Bank.

“Covered Entity” means any of the following:

(i)           a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)          a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)         a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.20.

“Credit Event” means a Borrowing, the issuance or extension of a Letter of Credit, the amendment of a Letter of Credit that increases the face amount thereof, an LC Disbursement or any of the foregoing.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Credit Exposure at such time, plus (b) an amount equal to the aggregate principal amount of its Dollar Term Loans outstanding at such time, plus (c) an amount equal to the aggregate principal amount of its Euro Term Loans outstanding at such time.

“Credit Party” means the Administrative Agent, the Issuing Banks, the Swingline Lenders or any other Lender.

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to the greater of (a) for any RFR Loan denominated in Pounds Sterling, SONIA for the day that is five (5) RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day and (b) 0%. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Company.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided that, if the Administrative Agent reasonably and in good faith decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable good faith discretion.

“Dakota Assets” means the assets of the Company sold pursuant to the Dakota Disposition.

“Dakota Disposition” means the sale or other disposition of the automotive thermal management portion of the Company's Vehicular Thermal Solutions segment.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within three (3) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Company or the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (i) a Bankruptcy Event and/or (ii) a Bail-In Action.

~~“~~Default Right~~” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.~~

“Designated Persons” means a person or entity: (i) listed in the annex to, or otherwise the subject of the provisions of, any Executive Order; or (ii) named as a “Specially Designated National and Blocked Person” (“SDN”) on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list; or is otherwise the subject of any Sanctions.

“Disqualified Institutions” means (i) those Persons identified by the Company to the Administrative Agent and the Lenders in writing prior to the Effective Date, (ii) those Persons that are reasonably determined by the Company to be competitors of the Company or any of its Subsidiaries and that have been specifically identified by the Company to the Administrative Agent and the Lenders in writing prior to the Effective Date and (iii) in the case of each of clauses (i) and (ii), any of their respective Affiliates, to the extent any such Affiliate (x) is clearly identifiable as an Affiliate of the applicable Person solely by similarity of such Affiliate’s name and (y) is not a bona fide debt investment fund that is an Affiliate of such Person; provided that, the Company, by notice to the Administrative Agent and the Lenders after the Effective Date, shall be permitted to supplement from time to time in writing by name the list of Persons that are Disqualified Institutions to the extent that the Persons added by such supplements are competitors of the Company or any of its Subsidiaries (or Affiliates of competitors that are not bona fide debt investment funds). Each such supplement shall become effective three (3) Business Days after delivery thereof to the Administrative Agent and the Lenders (including through an Approved Electronic Platform) in accordance with Section 9.01, but shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans (but solely with respect to such Loans). It is understood and agreed that (A) the Administrative Agent shall have no responsibility or liability to determine or monitor whether any Lender or potential Lender is a Disqualified Institution, (B) the Company’s failure to deliver such list (or supplement thereto) in accordance with Section 9.01 shall render such list (or supplement) not received and not effective and (C) “Disqualified Institution” shall exclude any Person that the Company has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time in accordance with Section 9.01.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part prior to a date one year after the latest Maturity Date at the time such Capital Stock is issued.

“Disregarded Entity” means an entity that, pursuant to Treas. Reg. § 301.7701-2(c)(2), is disregarded for U.S. federal income Tax purposes as an entity separate from its owner.

“Dollar Amount” of any amount of any currency means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in a Foreign Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of ~~the~~ Dollars with such Foreign Currency ~~in the London foreign exchange market at or about 11:00 a.m. London time (or New York time, as applicable) on a particular day as displayed by ICE Data Services as the “ask price”, or as displayed on such other information service which publishes that rate of exchange from time to time in place of ICE Data Services (~~last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with such Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its reasonable discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as reasonably determined by the Administrative Agent, in consultation with the Company, using any reasonable method of determination it deems reasonably appropriate) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as reasonably determined by the Administrative Agent, in consultation with the Company, using any reasonable method of determination it deems reasonably appropriate.

“Dollar Term Lender” means, as of any date of determination, each Lender having a Dollar Term Loan Commitment or that holds Dollar Term Loans.

“Dollar Term Loan Commitment” means (a) as to any Dollar Term Lender, the aggregate commitment of such Dollar Term Lender to make Dollar Term Loans as set forth on Schedule 2.01 or in the most recent Assignment and Assumption or other documentation contemplated hereby executed by such Dollar Term Lender and (b) as to all Dollar Term Lenders, the aggregate commitment of all Dollar Term Lenders to make Dollar Term Loans, which aggregate commitment shall be $155,000,000 on the date of this Agreement. After advancing the Dollar Term Loans, each reference to a Dollar Term Lender’s Dollar Term Loan Commitment shall refer to that Dollar Term Lender’s Applicable Percentage of the Dollar Term Loans.

“Dollar Term Loan Maturity Date” means June 28, 2024, as extended (in the case of each Dollar Term Lender consenting thereto) pursuant to Section 2.25.

“Dollar Term Loans” means the term loans made by the Dollar Term Lenders to the Company pursuant to Section 2.01(b).

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic National Government” means, with respect to a Foreign Subsidiary, the national government of the country in which the Foreign Subsidiary’s principal place of business is located.

“Domestic Subsidiary” means each Subsidiary of the Company which is organized under the laws of the United States of America or any state, territory or possession thereof.

“DQ List” has the meaning specified in Section 9.04(e)(iv) hereof.

“Dutch Borrower” means any Borrower that is incorporated under the laws of the Netherlands or otherwise exists in the Netherlands.

“Dutch CRR” means the Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012.

“Dutch Non-Public Lender” means: (i) until the publication of an interpretation of “public” as referred to in the Dutch CRR by the competent authority/ies: an entity which (x) assumes existing rights and/or obligations vis-à-vis a Dutch Borrower, the value of which is at least €100,000 (or its equivalent in another currency), (y) provides repayable funds for an initial amount of at least €100,000 (or its equivalent in another currency) or (z) otherwise qualifies as not forming part of the public; and (ii) as soon as the interpretation of the term “public” as referred to in the Dutch CRR has been published by the relevant authority/ies: an entity which is not considered to form part of the public on the basis of such interpretation.

“Early Opt-in Election” means, if the then current Benchmark with respect to Dollars is the LIBO Rate, the occurrence of:

(1)        a notification by the Administrative Agent to (or the request by the Company to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate, and

(2)          the joint election by the Administrative Agent and the Company to trigger a fallback from the LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Company and the Lenders.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU” means the European Union.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBO Interpolated Rate” means, at any time, with respect to any Eurocurrency Borrowing denominated in euro and for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent demonstrable error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBO Screen Rate for the longest period (for which the EURIBO Screen Rate is available for euro) that is shorter than the Impacted EURIBO Rate Interest Period; and (b) the EURIBO Screen Rate for the shortest period (for which the EURIBO Screen Rate is available for euro) that exceeds the Impacted EURIBO Rate Interest Period, in each case, at such time; provided that, if any EURIBO Interpolated Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“EURIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in euro and for any Interest Period, the EURIBO Screen Rate at approximately 11:00 a.m., Brussels time, two (2) TARGET Days prior to the commencement of such Interest Period; provided that, if the EURIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted EURIBO Rate Interest Period”) with respect to euro then the EURIBO Rate shall be the EURIBO Interpolated Rate.

“EURIBO Screen Rate” means, for any day and time, with respect to any Eurocurrency Borrowing denominated in euro and for any Interest Period, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of such rate) for euro for the relevant period displayed on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower. If the EURIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“EURIBOR” has the meaning assigned to such term in Section 1.06.

“euro” and/or “EUR” means the single currency of the Participating Member States.

“Euro Term Lender” means, as of any date of determination, each Lender having a Euro Term Loan Commitment or that holds Euro Term Loans.

“Euro Term Loan Commitment” means (a) as to any Euro Term Lender, the aggregate commitment of such Euro Term Lender to make Euro Term Loans as set forth on Schedule 2.01 or in the most recent Assignment and Assumption or other documentation contemplated hereby executed by such Euro Term Lender and (b) as to all Euro Term Lenders, the aggregate commitment of all Euro Term Lenders to make Euro Term Loans, which aggregate commitment shall be €40,000,000 on the date of this

Agreement. After advancing the Euro Term Loans, each reference to a Euro Term Lender’s Euro Term Loan Commitment shall refer to that Euro Term Lender’s Applicable Percentage of the Euro Term Loans.

“Euro Term Loan Maturity Date” means June 28, 2024, as extended (in the case of each Euro Term Lender consenting thereto) pursuant to Section 2.25.

“Euro Term Loans” means the term loans made by the Euro Term Lenders to the Company pursuant to Section 2.01(c).

“Eurocurrency”, when used in reference to a currency means an Agreed Currency and when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate (except pursuant to clause (c) of the definition of “Alternate Base Rate”), the Adjusted EURIBO Rate or the Adjusted TIBO Rate.

“Eurocurrency Payment Office” of the Administrative Agent shall mean, for each of the Agreed Currencies which is a Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to the Company and each Lender.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Subsidiary” means (a) any Subsidiary that is a captive insurance company, (b) any Subsidiary that is a special purpose entity for asset securitization or other off balance sheet purposes and with respect to which becoming a Guarantor would violate requirements set forth in its organizational documents, debt agreements or applicable law, (c) any Subsidiary prohibited by law from becoming a Guarantor, (d) joint venture Subsidiaries formed after the date of this Agreement to the extent the organizational documents of any such joint venture Subsidiary prohibit it from becoming a Guarantor,
(e) any FSHCO or Domestic Subsidiary of any Foreign Subsidiary that is a CFC and (f) any not-for-profit Subsidiary.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes or would become effective with respect to such Specified Swap Obligation or (b) in the case of a Specified Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Loan Party is a “financial entity,” as defined in Section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), at the time the Guarantee of such Loan Party or the grant of such security interest becomes or would become effective with respect to such related Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower or any guarantor under any Loan Document, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed by the jurisdiction under the laws of which such recipient is organized or in which it has a principal office or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender becomes a party to this Agreement (other than pursuant to an assignment request by the Company or any other Borrower under Section 2.19(b)) or (ii) such Lender designates a new lending office, except in each case to the extent that such Lender (or its assignor, if any) was entitled, immediately before the designation of a new lending office (or an assignment), to receive additional amounts pursuant to Section 2.17(a), (c) other than in respect of payments from a Loan Party incorporated in the United Kingdom (to which the provisions of Section 2.17(j) shall apply), Taxes attributable to such recipient’s failure to comply with Section 2.17(e) and (d) any withholding Tax that is imposed under FATCA.

“Existing Credit Agreement” is defined in the recitals hereof.

“Existing Letters of Credit” has the meaning assigned to such term in Section 2.06(a).

“Extended Maturity Date” has the meaning assigned to such term in Section 2.25(a).

“Extending Lender” has the meaning assigned to such term in Section 2.25(b).

“Extension Availability Period” means the period beginning on the Effective Date and ending on the five year anniversary thereof.

“Extension Date” has the meaning assigned to such term in Section 2.25(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FATCA Deduction” means a deduction or withholding from a payment under a Loan Document required by FATCA.

“FCA” has the meaning assigned to such term in Section 1.06.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as ~~the NYFRB~~ shall be set forth on ~~its public website~~the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fiscal Quarter” means each of the four fiscal quarters of the Company ending each March 31, June 30, September 30 and December 31 of each calendar year.

“Fiscal Year” means each one year fiscal period of the Company.

“Flood Insurance Laws” means, collectively, (i) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) or any successor statute thereto, as in effect from time to time, (ii) the Flood Insurance Reform Act of 2004 or any successor statute thereto, as in effect from time to time and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 or any successor statute thereto, as in effect from time to time.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the LIBO Rate, the EURIBO Rate, the TIBO Rate or the Daily Simple RFR, as applicable. As of the Amendment No. 2 Effective Date the Floor is 0%.

“Foreign Borrower Sublimit” means $40,000,000 (or such greater amount as may be agreed upon by the Administrative Agent and the Company from time to time, but in no event exceeding an amount equal to the aggregate Revolving Commitments at such time).

“Foreign Currencies” means each Agreed Currency other than Dollars.

“Foreign Currency LC Exposure” means, at any time, the sum of (a) the Dollar Amount of the aggregate undrawn, available and unexpired amount of all outstanding Foreign Currency Letters of Credit at such time plus (b) the aggregate principal Dollar Amount of all LC Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time.

“Foreign Currency Letter of Credit” means a Letter of Credit denominated in a Foreign Currency.

“Foreign Currency Sublimit” means $75,000,000.

“Foreign Financing Obligations” means any and all obligations of any Foreign Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired, in connection with one or more working capital credit facilities provided to any Foreign Subsidiary by any Lender or an Affiliate of any Lender, all to the extent such credit facilities (i) have a maturity date of not more than one (1) year from the date of issuance, (ii) are not secured by any assets other than the Collateral pursuant to the Collateral Documents and (iii) are approved by the Collateral Agent, in its good faith, reasonable credit judgment, to be secured by the Collateral (provided that no such approval shall be required for such credit facilities provided by the Lender acting as Collateral Agent (or any Affiliate of such Lender)).

“Foreign Lender” means a Lender that is neither a U.S. Person nor a Disregarded Entity that is treated for U.S. federal income Tax purposes as having as its sole owner a Person that is a U.S. Person.

“Foreign Subsidiary” means each Subsidiary which is not a Domestic Subsidiary.

“Foreign Subsidiary Borrower” means any Borrower that is a Foreign Subsidiary.

“FSHCO” means any Domestic Subsidiary that owns (directly or through its Subsidiaries) no material assets other than the Capital Stock of or Indebtedness issued by any Subsidiary (or Subsidiaries) of the Company that is a CFC.

“German Borrower” means any Borrower that qualifies as a resident party domiciled in Germany (Inländer) within the meaning of Section 2 paragraph 15 German Foreign Trade Act (Außenwirtschaftsgesetz) (including its directors, managers, officers, agents and employees).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantor” means (a) with respect to the Secured Obligations (other than the Senior Note Debt) owing by the Company, each Subsidiary required under this Agreement to execute and deliver a Guaranty with respect to such Secured Obligations (other than the Senior Note Debt), and (b) with respect to the Secured Obligations (other than the Senior Note Debt) owing by a Foreign Subsidiary Borrower, the Company (pursuant to Article X hereof) and each Subsidiary required under this Agreement to execute and deliver a Guaranty with respect to such Secured Obligations (other than the Senior Note Debt).

“Guaranty” means that certain Amended and Restated Guaranty, dated as of June 28, 2019, made by the Guarantors party thereto, and each other guarantee and similar agreement entered into by any Guarantor at any time for the benefit of the Administrative Agent and the Lenders (and their applicable Affiliates) in respect of the Secured Obligations (other than the Senior Note Debt), each in form and substance reasonably acceptable to the Administrative Agent and as amended or modified from time to time.

“Hazardous Materials” means (i) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, or in any applicable state or local law or regulation, (ii) hazardous substances, as defined in CERCLA, or in any applicable state or local law or regulation, (iii) gasoline, or any other petroleum product or by-product, (iv) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation or (v) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such act, statute or regulation may be amended from time to time.

“Hostile Acquisition” means (a) the Acquisition of a Person through a tender offer or similar solicitation of the owners of its Capital Stock which has not been approved (prior to such Acquisition) by the board of directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation and (b) any such Acquisition as to which such approval has been withdrawn.

“~~IBA~~Impacted EURIBO Rate Interest Period” has the meaning assigned to such term in ~~Section 1.06~~the definition of “EURIBO Rate”.

“Impacted LIBO Rate Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Impacted TIBO Interest Period” has the meaning assigned to such term in the definition of “TIBO Rate”.

“Impacted Lender” means, at any time, Bank of America, N.A., if such entity is a Lender at such time. It is understood and agreed that if Bank of America, N.A. ceases to be a Lender hereunder then there shall no longer be an Impacted Lender hereunder and all consent or approval rights of the Impacted Lender set forth in this Agreement shall no longer be required.

“Increasing Lender” has the meaning assigned to such term in Section 2.20.

“Incremental Term Loan” has the meaning assigned to such term in Section 2.20.

“Incremental Term Loan Amendment” has the meaning assigned to such term in Section 2.20.

“Indebtedness” of a Person means, without duplication, such Person’s (i) obligations for borrowed money and all mandatory obligations under any Disqualified Stock, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable and accrued expenses, in each case, arising in the ordinary course of such Person’s business), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments (other than with respect to accounts payable arising in the ordinary course of such Person’s business), (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) obligations in respect of Letters of Credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money), (viii) Contingent Obligations in respect of Indebtedness of any other Person, (ix) Off-Balance Sheet Liabilities, (x) Receivables Transaction Attributed Indebtedness, (xi) Supply Chain Finance Outstanding Obligations and (xii) Rate Management Obligations. In the event any of the foregoing Indebtedness is limited to recourse against a particular asset or assets of such Person, the amount of the corresponding Indebtedness shall be equal to the lesser of the amount of such Indebtedness and the fair market value of such asset or assets at the date of determination of the amount of such Indebtedness. Notwithstanding the foregoing, the term “Indebtedness” shall exclude (1) purchase price adjustments, earnouts, holdbacks or deferred payments of a similar nature (including deferred compensation representing consideration or other contingent obligations incurred in connection with an Acquisition), except in each case to the extent that such amount payable is, or becomes, reasonably determinable and contingencies have been resolved, (2) Indebtedness that has been defeased, discharged and/or ~~discharged~~redeemed in accordance with its terms, provided that funds in an amount equal to all such Indebtedness (including interest and any other amounts required to be paid to the holders thereof in order to give effect to such defeasance, discharge and/or ~~discharge~~redemption) have been irrevocably deposited with a trustee for the benefit of the relevant holders of such Indebtedness, (3) accrued pension cost, employee benefits and postretirement health care obligations arising in the ordinary course of business, (4) obligations in respect of customer advances received and held in the ordinary course of business or (5) interest, fees, make-whole amounts, premium, charges or expenses, if any, relating to the principal amount of Indebtedness.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes imposed on or with respect to any payment made by any Loan Party under any Loan Document and (b) Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).

“Information” has the meaning assigned to such term in Section 9.12.

“Initial Subsidiary Borrower” means the Initial UK Borrower.

“Initial UK Borrower” means Airedale International Air Conditioning Limited, a private limited company incorporated in England and Wales with registered number 01173149.

“Insolvency Regulation” shall mean the Regulation EU 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Intangible Assets” means the aggregate amount, for the Company and its Subsidiaries on a consolidated basis, of all assets classified as intangible assets under Agreement Accounting Principles, including, without limitation, customer lists, acquired technology, goodwill, computer software, trademarks, patents, copyrights, organization expenses, franchises, licenses, trade names, brand names, mailing lists, catalogs, unamortized debt discount and capitalized research and development costs.

“Intercreditor Agreement” shall mean the Second Amended and Restated Collateral Agency and Intercreditor Agreement among the Secured Parties of the Company and JPMCB, as Collateral Agent, dated as of November 15, 2016, as amended, amended and restated or modified from time to time; provided that such Intercreditor Agreement, and any amendments or modifications thereto and any amendments and restatements thereof, shall be in form and substance reasonably acceptable to the Required Lenders and the Administrative Agent.

“Interest Election Request” means a request by the applicable Borrower to convert or continue a Borrowing in accordance with Section 2.08 in substantially the form attached hereto as Exhibit G-2 or such other form as the Administrative Agent may approve from time to time.

“Interest Expense Coverage Ratio” means, as of any date of calculation, the ratio of (i) the Company’s Consolidated EBITDA for the then most recently ended four Fiscal Quarters to (ii) the Company’s Consolidated Interest Expense, to the extent paid in cash, for the then most recently ended four Fiscal Quarters.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the applicable Maturity Date, (b) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such RFR Loan and the Maturity Date, (c) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the applicable Maturity Date, and (~~c~~d) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the applicable Maturity Date.

“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the ~~day that is one week thereafter or the~~ numerically corresponding day in the calendar month that is one, ~~two,~~ three or six months thereafter (or such other period of time as is acceptable to each of the Lenders) (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Loan Currency), as the applicable Borrower (or the Company on behalf of the applicable Borrower) may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day ~~and~~, (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period), ~~other than a one-week Interest Period,~~ shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(f) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

~~“~~Interpolated Rate~~” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBOR Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period (for which the LIBOR Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period and (b) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time; provided that if any Interpolated Rate shall be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.~~

“Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable, debit and credit card receivables and advances to customers and distributors arising in the ordinary course of business) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificates of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuing Bank” means each of JPMCB, Bank of Montreal, U.S. Bank National Association, Wells Fargo Bank, National Association and each other Lender designated by the Company as an “Issuing Bank” hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent), each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch, as applicable, with respect to Letters of Credit issued by such Affiliate or branch, as applicable. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto, and, further, references herein to “the Issuing Bank” shall be deemed to refer to each of the Issuing Banks or the relevant Issuing Bank, as the context requires.

“Japanese Yen” or “JPY” means the lawful currency of Japan.

“JPMCB” means JPMorgan Chase Bank, N.A.

“LC Collateral Account” has the meaning assigned to such term in the definition of “Cash Collateralize”.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time which are then available plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Company and each Lender shall remain in full force and effect until the relevant Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“Lender Notice Date” has the meaning assigned to such term in Section 2.25(b).

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender-Related Person” has the meaning assigned to such term in Section 9.03(d).

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption or other documentation contemplated hereby, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or other documentation contemplated hereby. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders and the Issuing Banks.

“Letter of Credit” means any standby or commercial letter of credit issued pursuant to this Agreement.

“Letter of Credit Agreement” has the meaning assigned to such term in Section 2.06(b).

“Leverage Ratio” means, as of any date of calculation, the ratio of:

(i)          the Company’s Consolidated Total Debt outstanding on such date, minus:

(a)      the amount of any Cash Collateral provided for any of the Obligations, the Rate Management Obligations owing to one or more Lenders or their Affiliates or the Banking Services Obligations, and

(b)       the amount by which the sum of 100% of the unrestricted cash of the Company and its Domestic Subsidiaries at such time that is not subject to any Lien other than in favor of the Agent or the Collateral Agent or Permitted Encumbrances plus 100% of the unrestricted cash of the Foreign Subsidiaries at such time that is not subject to any Lien other than in favor of the Agent or the Collateral Agent or Permitted Encumbrances and that is freely transferrable without restriction (which restriction has not been waived or terminated) to the United States (it being understood and agreed that “freely transferable” shall not be deemed to refer to (i) any procedures or limitations which are solely within the control of the Company or applicable Foreign Subsidiary and which do not require the approval or consent of any other third party or Governmental Authority or (ii) in the case of cash maintained in the People's Republic of China, the requirement to obtain approval from the State Administration of Foreign Exchange (“SAFE”) if, as of any date of determination, SAFE has not denied the then most recent approval request by the Company or any of its Subsidiaries to repatriate such cash out of the People's Republic of China), exceeds $5,000,000~~;~~ provided ~~that the maximum amount of cash that may be deducted pursuant to this clause (b) in connection with any calculation of the Leverage Ratio is $80,000,000~~,

(c)          any Off-Balance Sheet Liabilities arising from Permitted Sale and Leaseback Transactions, and

(d)        up to $5,000,000, in the aggregate, of (i) Supply Chain Finance Outstanding Obligations, (ii) Off-Balance Sheet Liabilities relating to Permitted Factoring transactions and/or (iii) Receivables Transaction Attributed Indebtedness relating to the factoring of accounts receivable and related rights and property to any Person other than the Company or any Subsidiary in the ordinary course of business, to

(ii)      the Company’s Consolidated EBITDA for the then most recently ended four Fiscal Quarters.;

provided that, at any time after the definitive agreement for any Material Acquisition shall have been executed (or, in the case of a Material Acquisition in the form of a tender offer or similar transaction, after the offer shall have been launched) and prior to the consummation of such Material Acquisition (or termination of the definitive documentation in respect thereof (or such later date as such indebtedness ceases to constitute Acquisition Indebtedness as set forth in the definition of “Acquisition Indebtedness”)), any Acquisition Indebtedness (and the proceeds of such Indebtedness) shall be excluded from the determination of the Leverage Ratio.

Notwithstanding anything to the contrary set forth in this Agreement, it is understood and agreed that, solely for the purposes of testing compliance with Section 6.07(a) (and not, for the avoidance of doubt, for any other purpose under this Agreement, including without limitation, for the purpose of determining the Applicable Rate pursuant to the definition thereof), in connection with determining what portion of the Consolidated EBITDA attributable to the Dakota Assets should be included in Consolidated EBITDA for calculating the Leverage Ratio for (1) the Fiscal Quarter of the Company in which the Dakota Disposition is consummated (the “Specified Quarter”), the Consolidated EBITDA attributable to the Dakota Assets for the four consecutive Fiscal Quarters ending with the Specified Quarter, in an amount not to exceed $32,000,000, shall be included in the calculation of Consolidated EBITDA, (2) the first Fiscal Quarter of the Company ending after the Specified Quarter, the Consolidated EBITDA attributable to the Dakota Assets for the three consecutive Fiscal Quarters ending with the Specified Quarter shall be included in the calculation of Consolidated EBITDA, (3) the second Fiscal Quarter of the Company ending after the Specified Quarter, the Consolidated EBITDA attributable to the Dakota Assets for the two consecutive Fiscal Quarters ending with the Specified Quarter shall be included in the calculation of Consolidated EBITDA and (4) the third Fiscal Quarter of the Company ending after the Specified Quarter, the Consolidated EBITDA attributable to the Dakota Assets for only the Specified Quarter shall be included in the calculation of Consolidated EBITDA.

“Liabilities” has the meaning assigned to such term in Section 9.06.

“LIBO Interpolated Rate” means, at any time, with respect to any Eurocurrency Borrowing denominated in Dollars and for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent demonstrable error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available for Dollars) that is shorter than the Impacted LIBO Rate Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available for Dollars) that exceeds the Impacted LIBO Rate Interest Period, in each case, at such time; provided that if any LIBO Interpolated Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in Dollars and for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted LIBO Rate Interest Period”) with respect to Dollars then the LIBO Rate shall be the LIBO Interpolated Rate.

“LIBO Screen Rate” means, for any day and time, with respect to any Eurocurrency Borrowing denominated in ~~any Agreed Currency~~Dollars and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for ~~such Agreed Currency~~Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion ~~(in each case the “~~LIBOR Screen Rate~~”) at approximately 11:00 a.m., London time, on the Quotation Day for such Agreed Currency and Interest Period~~); provided that, if the ~~LIBOR~~LIBO Screen Rate as so determined would be less than ~~1.00%~~zero, such rate shall be deemed to be ~~1.00% for the purposes of this Agreement; provided, further, that if a LIBOR Screen Rate shall not be available at such time for such Interest Period (the “Impacted Interest Period”), then the LIBO Rate for such Agreed Currency and such Interest Period shall be the Interpolated Rate; provided, that, if any Interpolated Rate as so determined would be less than 1.00%, such rate shall be deemed to be 1.00%~~zero for the purposes of this Agreement. ~~It is understood and agreed that all of the terms and conditions of this definition of “LIBO Rate” shall be subject to~~ Section 2.14~~.~~

“LIBOR Screen Rate” has the meaning assigned to such term in ~~the definition of “LIBO Rate”~~Section 1.06.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment for security purposes, encumbrance or other security interest or similar collateral arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement, but excluding the interest of a lessor under an Operating Lease).

“Limited Conditionality Acquisition” has the meaning assigned to such term in Section
2.20.

“Limited Conditionality Acquisition Agreement” has the meaning assigned to such term in Section 2.20.

“Liquidity” means, at any time, the sum of (a) the amount of the Available Aggregate Revolving Commitment at such time, plus (b) 100% of the unrestricted cash and Cash Equivalent Investments of the Company and its Domestic Subsidiaries at such time that is not subject to any Lien other than in favor of the Administrative Agent or the Collateral Agent or Permitted Encumbrances.

“Loan Documents” means this Agreement, the Guaranty, any Letter of Credit Applications, the Collateral Documents, any Letter of Credit Agreement, any Notes issued pursuant to Section 2.10(e) and any other agreements or instruments executed in connection herewith at any time.

“Loan Party” means each Borrower and each Guarantor.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement, it being understood that conversions and continuations of Loans are not Loans hereunder.

“Local Time” means (i) Chicago time in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars and (ii) local time in the case of a Loan, Borrowing or LC Disbursement denominated in a Foreign Currency (it being understood that such local time shall mean London, England time unless otherwise notified by the Administrative Agent).

“Make-Whole Amount” means any amount paid as a “make-whole” or prepayment premium with respect to the Company’s obligations evidenced by the Senior Notes.

“Material Acquisition” means any acquisition if the aggregate consideration paid or to be paid (including liabilities to be assumed as part of the purchase consideration) by the Company or a Subsidiary in respect of such acquisition is equal to or greater than $125,000,000.

“Material Adverse Effect” means a material adverse effect on (i) the business, Property, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, excluding changes or effects in connection with specific events (and not general economic or industry conditions) applicable to the Company and/or its Subsidiaries as disclosed in any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed with or furnished to the SEC, in each case prior to the ~~date of this Agreement) (provided that, solely for purposes of making the representation and warranty set forth in Section 3.05(b) as a condition to the occurrence of the~~ Amendment No. ~~1~~2 Effective Date ~~and as a condition to the funding of any Loan during the period beginning on the Amendment No. 1 Effective Date and through and including March 31, 2021, this clause (i) shall exclude changes or effects directly arising out of or otherwise~~

~~directly related to the impact of the COVID-19 pandemic on the Company’s operations, as described in the Company’s Current Report on Form 8-K filed with the SEC on May 15, 2020~~),
(ii) the ability of the Company or any Guarantor to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents against any Loan Party or the rights or remedies against any Loan Party of the Administrative Agent, the Collateral Agent, any Issuing Bank or the Lenders thereunder.

“Material Domestic Subsidiary” means each Domestic Subsidiary (i) which, as of the most recent fiscal quarter of the Company, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01 (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or 5.01(b), the most recent financial statements referred to in Section 3.05), after the elimination of intercompany revenues, contributed ten percent (10%) or more of the Company’s domestic consolidated total revenues (i.e., excluding consolidated revenues attributable to Foreign Subsidiaries) for such period or (ii) which, after the elimination of intercompany assets, contributed ten percent (10%) or more of the Company’s domestic consolidated total assets (excluding assets of Foreign Subsidiaries) as of such date, in each case other than any Excluded Subsidiary; provided that, if at any time the aggregate amount of domestic consolidated total revenues, after the elimination of intercompany revenues, or domestic consolidated total assets, after the elimination of intercompany assets, attributable to all Domestic Subsidiaries (other than Excluded Subsidiaries) that are not Material Domestic Subsidiaries exceeds twenty percent (20%) of domestic consolidated total revenues for any such period or twenty percent (20%) of domestic consolidated total assets (in each case after giving effect to such exclusions) as of the end of any such fiscal quarter, the Company (or, in the event the Company has failed to do so within ten (10) days, the Administrative Agent) shall designate sufficient Domestic Subsidiaries (other than Excluded Subsidiaries) as “Material Domestic Subsidiaries” on or prior to the date upon which the Company’s delivery of financial statements with respect to such period is due under Section 5.01 to eliminate such excess, and such designated Domestic Subsidiaries shall for all purposes of this Agreement constitute Material Domestic Subsidiaries for so long as is necessary to eliminate such excess.

“Material Indebtedness” means (a) the Senior Note Debt and (b) any other Indebtedness (other than the Loans, Letters of Credit and intercompany indebtedness owing by and among the Company and/or its Subsidiaries) of the Company or any of its Subsidiaries in respect of any credit or loan facility or publicly issued or privately placed debt issuance if the aggregate principal amount outstanding and/or committed in respect of such credit or loan facility or debt issuance exceeds
$35,000,000.

“Maturity Date” means the Revolving Credit Maturity Date, the Dollar Term Loan Maturity Date or the Euro Term Loan Maturity Date, as the case may be.

“Maximum Rate” has the meaning assigned to it in Section 9.14.

“Modine Austria Comfort Letters” means (i) that certain Comfort Letter dated as of February 6, 2020 made by the Company in favor of Modine Austria GmbH and (ii) that certain Comfort Letter dated as of February 6, 2020 made by the Company in favor of Modine Austria Holding GmbH.

“Modine Holding GmbH” means Modine Europe GmbH, a Wholly-Owned Subsidiary of the Company.

liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next two succeeding years and that are directly attributable to such event (as determined reasonably and in good faith by an Authorized Officer), (iv) any repatriation costs associated with the receipt by the applicable taxpayer of such proceeds, (v) any costs associated with unwinding any related Rate Management Transaction in connection with such event and (vi) any customer deposits required to be returned as a result of such transaction; provided, however, that the amount determined pursuant to the foregoing shall be reduced, in the case of any Net Proceeds received by a joint venture Subsidiary, by the amount attributable to (and not available for distribution to, or for the account of, the Company or a Wholly-Owned Subsidiary) noncontrolling interests in such joint venture Subsidiary owned by any Person other than the Company or any of its Subsidiaries.

“New Money Credit Event” means with respect to any Issuing Bank, any increase (directly or indirectly) in such Issuing Bank’s exposure (whether by way of additional credit or banking facilities or otherwise, including as part of a restructuring) to any Borrower occurring by reason of (i) any law, action or requirement of any Governmental Authority in such Borrower’s or such Letter of Credit beneficiary’s country, or (ii) any agreement in relation to clause (i), in each case to the extent calculated by reference to the aggregate Revolving Credit Exposures outstanding prior to such increase.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(c).

“Non-Extending Lender” has the meaning assigned to such term in Section 2.25(b).

“Note” means a note substantially in the form of Exhibit D-1, D-2 or D-3 hereto, as applicable, evidencing the Loans of the applicable Class made by any applicable Lender to each applicable Borrower.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if both such rates are not so published for any day that is a Business Day, the term “NYFRB Rate” means the rate quoted for such day for a federal funds transaction at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means all indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Company and its Subsidiaries to any of the Lenders, any of the Issuing Banks, any indemnified party and the Administrative Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.

“Off-Balance Sheet Liability” of a Person means (i) any repurchase obligation of, or credit recourse against, such Person with respect to accounts or notes receivable sold by such Person, (ii)   any liability under any Sale and Leaseback Transaction that is not a Capitalized Lease or so-called “synthetic lease” transaction, (iii) any liability under any so-called “synthetic lease” transaction entered into by such Person, and (iv) any liability with respect to any factoring of, or similar arrangements with respect to, receivables or similar obligations sold by or pursuant to factoring or similar agreements (excluding, for the avoidance of doubt, any factoring or similar arrangement that constitutes a Qualified Receivables Transaction); provided, however, that “Off-Balance Sheet Liability” shall not include any liability relating to any sale, conveyance, transfer or other disposition of any interest in any bank acceptance draft or similar instrument delivered by a customer to the Company or any Subsidiary in the ordinary course of business in China. The amount of any Off-Balance Sheet Liability will be determined based on the amount of obligations outstanding under the legal documents entered into as part of transaction that would be characterized as principal if such transaction were structured as a secured lending transaction.

“Operating Lease” of a Person means any lease of Property other than a Capitalized Lease.

“Other Benchmark Rate Election” means, if the then-current Benchmark is the LIBO Rate, the occurrence of:

(1)          a notification by the Administrative Agent to (or the request by the Company to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a LIBOR-based rate, a term benchmark rate that is not a SOFR-based rate as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)          the joint election by the Administrative Agent and the Company to trigger a fallback from the LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Company and the Lenders.

“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender or any Issuing Bank, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Taxes” means any and all present or future stamp, registration or documentary taxes or any other excise or property taxes, charges or similar taxes or levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, but excluding Excluded Taxes.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings denominated in Dollars by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on ~~its public website~~the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Foreign Currency Rate” means, for any ~~amount payable~~day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in a Foreign Currency, ~~the rate of interest per annum as~~an overnight rate reasonably determined by the Administrative Agent ~~at which overnight or weekend deposits in~~or the relevant ~~currency (or if such amount due remains unpaid for more than three Business Days, then for such other relevant period of time) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid principal amount of the related Credit Event.~~Issuing Bank, as the case may be, in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning set forth in Section 9.04(c).

“Participant Register” has the meaning set forth in Section 9.04(c).

“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“Patriot Act” has the meaning assigned to such term in Section 9.13.

“Payment” has the meaning assigned to such term in Section 8.06(c).

“Payment Notice” has the meaning assigned to such term in Section 8.06(c).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Acquisition” means an Acquisition by the Company or any Subsidiary in a transaction that satisfies each of the following requirements:

(a)         such Acquisition is not a Hostile Acquisition;

(b)         both immediately before and upon giving effect to such Acquisition and the Loans (if any) requested to be made in connection therewith and any other Indebtedness incurred to finance such Acquisition, no Default or Event of Default exists and the Company is in pro forma compliance with Section 6.07;

(c)         both immediately before and upon giving effect to such Acquisition, the Available Aggregate Revolving Commitment was and will be at least $25,000,000;

(d)         the aggregate amount of the Acquisition Consideration shall not exceed the amount permitted under Section 6.03(y);

(e)       prior to the closing of any such Acquisition as to which the aggregate purchase consideration exceeds $50,000,000, the Company shall provide such pro forma financial statements and certificates and copies of such documents being executed or delivered in connection with such Acquisition as may reasonably be requested by the Administrative Agent; and

(f)          if such Acquisition is an acquisition of Capital Stock, such Acquisition will not result in any violation of Regulation U.

(a)       any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Company or any Subsidiary pursuant to Section 6.06(h) or Section 6.06(bb) resulting in Net Proceeds equal to or greater than $7,500,000;

(b)        any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Company or any Subsidiary with a fair market value immediately prior to such event equal to or greater than $7,500,000; or

(c)     the incurrence by the Company or any Subsidiary of any Indebtedness, other than Indebtedness permitted under Section 6.05 or permitted by the Required   Lenders   pursuant   to Section 9.02.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined reasonably and in good faith by the Administrative Agent) or any similar release by the Board (as determined reasonably and in good faith by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.20.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any Subsidiary pursuant to which the Company or any Subsidiary may sell, convey or otherwise transfer to a newly-formed Subsidiary or other special-purpose entity, or any other Person, any accounts, notes receivable or other financial assets and, in each case, rights related thereto on a limited recourse basis, provided that such sale, conveyance or transfer qualifies as a sale under Agreement Accounting Principles.

~~“~~Quotation Day~~” means, with respect to any Eurocurrency Borrowing for any Interest Period, (i) if the currency is Pounds Sterling, the first day of such Interest Period, (ii) if the currency is euro, the day that is two (2) TARGET2 Days before the first day of such Interest Period, and (iii) for any other currency, two (2) Business Days prior to the commencement of such Interest Period (unless, in each case, market practice differs in the relevant market where the LIBO Rate for such currency is to be determined, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practice in such market (and if quotations would normally be given on more than one day, then the Quotation Day will be the last of those days)).~~

“Rate Management Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under(i)  any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Company or any Subsidiary which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross- currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Receivables/Factoring/SCF Indebtedness” means (i) all Receivables Transaction Attributed Indebtedness, and (ii) Supply Chain Finance Outstanding Obligations.

“Receivables Transaction Attributed Indebtedness” means the amount of obligations outstanding under the legal documents entered into as part of any Qualified Receivables Transaction on any date of determination which (i) if a Qualified Receivables Transaction is structured as a secured lending agreement or other similar agreement, constitutes the principal amount of such Indebtedness or (ii)  if a Qualified Receivables Transaction is structured as a purchase agreement or other similar agreement, would be outstanding at such time under such Qualified Receivables Transaction if the same were structured as a secured lending agreement rather than a purchase agreement or such other similar agreement; provided, however, that “Receivables Transaction Attributed Indebtedness” (a) shall not include any liability relating to any sale, conveyance, transfer or other disposition of any interest in any bank acceptance draft or similar instrument delivered by a customer to the Company or any Subsidiary in the ordinary course of business in China, and (b) in the case of any factoring or similar sale of accounts receivable and related rights and property to any Person other than the Company or any Subsidiary that constitutes a Qualified Receivables Transaction, shall be limited to the amount of credit recourse against the Company and/or its Subsidiaries in respect of such accounts receivable.

“Receivables Transaction Financing Cost” means such portion of the fees, service charges, and other costs, as well as all collections or other amounts retained by purchasers of accounts or notes receivable and rights related thereto pursuant to a Qualified Receivables Transaction, which are in excess of amounts paid to the Company and its Subsidiaries under any Qualified Receivables Transaction for the purchase of accounts or notes receivable and rights related thereto pursuant to such Qualified Receivables Transaction and are the equivalent of the interest component of the financing if the transaction were characterized as a secured lending transaction rather than as a purchase.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark means (i) if such Benchmark is the LIBO Rate, 11:00 a.m., London time, on the day that is two (2) London banking days preceding the date of such setting, (ii) if such Benchmark is the EURIBO Rate, 11:00 a.m., Brussels time two (2) TARGET Days preceding the date of such setting, (iii) if such Benchmark is TIBO Rate, 11:00 a.m. Japan time two (2) Business Days preceding the date of such setting, (iv) if the RFR for such Benchmark is SONIA, then four (4) Business Days prior to such setting or (v) if such Benchmark is none of the LIBO Rate, the EURIBO Rate, the TIBO Rate or SONIA, the time determined by the Administrative Agent in its reasonable good faith discretion.

~~“~~Reference Bank Rate~~” means the arithmetic mean of the rates (rounded upwards to five decimal places) supplied to the Administrative Agent at its request by the Reference Banks (as the case may be) as of the applicable time on the Quotation Day for Loans in the applicable currency and the applicable Interest Period as the rate at which the relevant Reference Bank could borrow funds in the London (or other applicable) interbank market in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers in reasonable market size in that currency and for that period.~~

~~“~~Reference Banks~~” means such banks as may be appointed by the Administrative Agent in consultation with the Company, in a manner consistent with that applied by the Administrative Agent generally to substantially similar credit facilities for which it acts as administrative agent. No Lender shall be obligated to be a Reference Bank without its consent.~~

“Register” has the meaning set forth in Section 9.04(b).

“Regulation S-X” means Regulation S-X under the Securities Exchange Act of 1934, as amended.

“Regulation U” means Regulation U of the Board as from time to time in effect and any successor or other regulation or official interpretation of the Board relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Related Indemnified Person” has the meaning assigned to it in Section 9.03(b).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Board and/or the NYFRB, or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Pounds Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in euro, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Japanese Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto and (v) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark

Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Rate” means (i) with respect to any Eurocurrency Borrowing denominated in Dollars, the LIBO Rate, (ii) with respect to any Eurocurrency Borrowing denominated in euro, the EURIBO Rate, (iii) with respect to any Eurocurrency Borrowing denominated in Japanese Yen, the TIBO Rate or (iv) with respect to any Borrowing denominated in Pounds Sterling, the Daily Simple RFR, as applicable.

“Relevant Screen Rate” means (i) with respect to any Eurocurrency Borrowing denominated in Dollars, the LIBO Screen Rate, (ii) with respect to any Eurocurrency Borrowing denominated in euro, the EURIBO Screen Rate or (iii) with respect to any Eurocurrency  Borrowing denominated in Japanese Yen, the TIBO Screen Rate, as applicable.

“Replacement Lender” has the meaning assigned to such term in Section 2.09(c).

“Required Lenders” means, subject to Section 2.24, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time; provided that for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Revolving Commitments expire or terminate, then, as to each Lender, clause (a) of the definition of Swingline Exposure shall only be applicable for purposes of determining its Revolving Credit Exposure to the extent such Lender shall have funded its participation in the outstanding Swingline Loans to the extent required under Section 2.05(c); provided further that for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent, any Lender that is a Borrower or any Affiliate of the Company shall be disregarded.

“Required Revolving Lenders” means, subject to Section 2.24, at any time, Revolving Lenders having Revolving Credit Exposures and unused Revolving Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Revolving Commitments at such time; provided that for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, then, as to each Lender, clause (a) of the definition of Swingline Exposure shall only be applicable for purposes of determining its Revolving Credit Exposure to the extent such Lender shall have funded its participation in the outstanding Swingline Loans to the extent required under Section 2.05(c).

“Required Euro Term Lenders” means, subject to Section 2.24, at any time, Euro Term Lenders having Euro Term Loans and unused Euro Term Loan Commitments representing more than 50% of the sum of the total outstanding principal amount of Euro Term Loans and unused Euro Term Loan Commitments at such time.

“Required Term Lenders” means, subject to Section 2.24, at any time, Term Lenders having Term Loans and unused Term Loan Commitments representing more than 50% of the sum of the total outstanding principal amount of Term Loans and unused Term Loan Commitments at such time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means, with respect to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock of such Person or any option, warrant or other right to acquire any such Capital Stock of such Person.

“Restructuring Charges” means cash charges related to any restructuring with respect to the Company and/or any of its Subsidiaries, including such charges specifically related to the following categories of expense incurred in connection with any such restructuring: severance and related benefits; contractual salary continuation with respect to terminated employees; retained restructuring consulting; equipment transfer (including shipping and related expense, product validation incurred to validate receiving plant capability, and receiving plant physical modifications required to accept transferred product); expenses related to facility sale preparation; employee outplacement; environmental services; employee insurance and benefits continuation; and any other cash charges treated as restructuring or repositioning expense under Agreement Accounting Principles.

“Retired Commitments” has the meaning assigned to such term in Section 2.09(c).

“Reuters” means Thomson Reuters Corp., Refinitiv, or any successor thereto.

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender, if any, to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.
The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9- 102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C) or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Revolving Commitment pursuant to the terms hereof, as applicable. The initial aggregate amount of the Revolving Lenders’ Revolving Commitments on the Effective Date is $250,000,000.

“Revolving Credit Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Credit Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Credit Maturity Date” means June 28, 2024, as extended (in the case of each Revolving Lender consenting thereto) pursuant to Section 2.25.

“Revolving Lender” means, as of any date of determination, each Lender that has a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Credit Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01(a).

“RFR” means, for any RFR Loan denominated in Pounds Sterling, SONIA.

“RFR Administrator” means the SONIA Administrator.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” means, for any Loan denominated in Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple
RFR”.

“RFR Loan” means a Loan that bears interest at a rate based on Daily Simple RFR.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sale and Leaseback Transaction” means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, or by the United Nations Security Council, the European Union, any EU member state or Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, in each case, in violation of Sanctions, (c) any Person that is 50% or greater owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the target of any Sanctions.

“SEC” means the Securities and Exchange Commission of the United States of America.

“Secured Obligations” means, collectively, all (i) Obligations, (ii) Rate Management Obligations owing to one or more Lenders or their Affiliates, (iii) the Senior Note Debt, (iv) Banking Services Obligations and (v) Foreign Financing Obligations; provided, however, that the definition of ‘Secured Obligations’ shall not create any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.

“Secured Parties” means the Collateral Agent, the Administrative Agent, the Lenders, the Senior Note Holders, the holders of Foreign Financing Obligations and the other holders of the Secured Obligations.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Specified Ancillary Obligations” means all obligations and liabilities (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of any of the Subsidiaries, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, to the Lenders or any of their Affiliates under any Rate Management Transaction or any Banking Services Agreement; provided that the definition of “Specified Ancillary Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.

“Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage~~, liquid asset, fees or similar requirements~~ (including any marginal, special, emergency or supplemental reserves ~~or other requirements) established by any central bank, monetary authority, the Board, the Financial Conduct Authority, the Prudential Regulation Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in the applicable currency, expressed in the case of each such requirement as a decimal. Such reserve, liquid asset, fees or similar requirements~~) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, Adjusted EURIBO Rate or Adjusted TIBO Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve~~, liquid asset, fee or similar~~ requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under ~~any applicable law, rule or regulation, including~~ Regulation D of the Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve~~, liquid asset or similar requirement, and the Administrative Agent shall notify the Company promptly of any such adjustment~~ percentage.

“Subordinated Debt” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Administrative Agent and which is on terms (including without limitation maturities, covenants and defaults) reasonably satisfactory to the Administrative Agent.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of the Company.

“Subsidiary Borrower” means the Initial Subsidiary Borrower and any Eligible Subsidiary that becomes a Subsidiary Borrower pursuant to Section 2.23 and, in each case, that has not ceased to be a Subsidiary Borrower pursuant to such Section.

“Substantial Portion” means, with respect to the Property of the Company and its Subsidiaries, Property (excluding intercompany items) which represents more than 10% of the consolidated total assets of the Company and its Subsidiaries or Property (excluding intercompany items) which is responsible for more than 10% of the consolidated total revenues of the Company and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

“Supply Chain Finance Outstanding Obligations” means, at any time, the greater of (a)          zero and (b)(i) the aggregate amount of all trade receivables (excluding trade receivables sold to a Person other than the Company or any Subsidiary in a transaction that qualifies as a sale under Agreement Accounting Principles) that would then be owing to the Company and/or its Subsidiaries by customers in respect of Supply Chain Finance Programs if the Company and its Subsidiaries were not participating in such Supply Chain Finance Programs, minus (ii) the aggregate amount of all trade receivables then owing to the Company and/or its Subsidiaries by such customers that have not been transferred under such Supply Chain Financing Programs; provided, however, that “Supply Chain Finance Outstanding Obligations” shall not include any liability relating to any sale, conveyance, transfer or other disposition of any interest in any bank acceptance draft or similar instrument delivered by a customer to the Company or any Subsidiary in the ordinary course of business in China.

“Supply Chain Finance Program” means each supply chain financing or similar program established by customers of the Company and its Subsidiaries, pursuant to which the Company and its Subsidiaries may sell trade receivables and the rights directly related thereto (or sell negotiable instruments or other rights created to represent the obligations owing pursuant to a trade receivable or enter into any other form of transaction with the intent of improving liquidity with respect to trade receivables) owing by such customer to the Company and its Subsidiaries, in the ordinary course of business.

“Supported QFC” has the meaning assigned to it in Section 9.20.

“Surviving Commitment” has the meaning assigned to such term in Section 2.09(c).

“Surviving Lender” has the meaning assigned to such term in Section 2.09(c).

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the total Swingline Exposure at such time other than with respect to any Swingline Loans made by such Lender in its capacity as a Swingline Lender and (b) the aggregate principal amount of all Swingline Loans made by such Lender as a Swingline Lender outstanding at such time (less the amount of participations funded by the other Revolving Lenders in such Swingline Loans).

“Swingline Lender” means each of JPMCB, Bank of Montreal, U.S. Bank National Association, Wells Fargo Bank, National Association and each other Lender designated by the Company as a “Swingline Lender” hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent), each in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Swingline Sublimit” means as to any Lender (i) the amount set forth opposite such Lender’s name on Schedule 2.05 hereof or (ii) if such Lender has entered into an Assignment and Assumption, the amount set forth for such Lender as its Swingline Sublimit in the Register maintained by the Administrative Agent pursuant to Section 9.04(b)(iv) (provided that, in the case of each of the foregoing clauses (i) and (ii), any increase in the Swingline Sublimit with respect to any Lender shall only require the consent of the Company and such Lender).

“Syndication Agent” means each of Bank of Montreal, U.S. Bank National Association and Wells Fargo Bank, National Association in its capacity as syndication agent for the credit facilities evidenced by this Agreement.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer ~~(TARGET2)~~ payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system ~~(~~, if any), reasonably determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in euro.

~~“~~TARGET2 Day~~” means a day that TARGET2 is open for the settlement of payments in euro.~~

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, fees, value added taxes, or any other goods and services, use or sales taxes, assessments, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Lenders” means the Dollar Term Lenders and the Euro Term Lenders.

“Term Loan Commitments” means the Dollar Term Loan Commitments and the Euro Term Loan Commitments.

“Term Loans” means the Dollar Term Loans and the Euro Term Loans.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent in its good faith discretion that (a) Term SOFR has been recommended for use by the           Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable (and, for the avoidance of doubt, not in the case of an Other Benchmark Rate Election), has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.14 that is not Term SOFR.

“The Netherlands” means the European part of the Kingdom of the Netherlands and Dutch means in or of the Netherlands.

“TIBO Interpolated Rate” means, at any time, with respect to any Eurocurrency Borrowing denominated in Japanese Yen and for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent demonstrable error) to be equal to the rate that results from interpolating on a linear basis between: (a) the TIBO Screen Rate for the longest period (for which the TIBO Screen Rate is available for Japanese Yen) that is shorter than the Impacted TIBO Rate Interest Period; and (b) the TIBO Screen Rate for the shortest period (for which the TIBO Screen Rate is available for Japanese Yen) that exceeds the Impacted TIBO Rate Interest Period, in each case, at such time; provided that, if any TIBO Interpolated Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“TIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in Japanese Yen and for any Interest Period, the TIBO Screen Rate at approximately 11:00 a.m.,           Japan time, two (2) Business Days prior to the commencement of such Interest Period; provided that, if the TIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted TIBO Rate Interest Period”) with respect to Japanese Yen then the TIBO Rate shall be the TIBO Interpolated Rate.

“TIBO Screen Rate” means, for any day and time, with respect to any Eurocurrency Borrowing denominated in Japanese Yen and for any Interest Period, the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other person which takes over the administration of such rate) for Japanese Yen for the relevant period displayed on page DTIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Administrative Agent from time to time in its reasonable discretion). If the

TIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“TIBOR” has the meaning assigned to such term in Section 1.06.

“Total Revolving Credit Exposure” means, at any time, the sum of the outstanding principal amount of all Revolving Lenders’ Revolving Loans, their LC Exposure and their Swingline Exposure at such time; provided, that clause (a) of the definition of Swingline Exposure shall only be applicable to the extent Revolving Lenders shall have funded their respective participations in the outstanding Swingline Loans.

“Trade Date” has the meaning specified in Section 9.04(e)(i) hereof.

“Transaction Costs” means any fees or expenses incurred or paid by the Company or any Subsidiary in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transactions” means, collectively, (a) the execution, delivery and performance by the Company of this Agreement and the execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, the borrowing of the Term Loans and any Revolving Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, (b) the consummation of any other transactions in connection with the foregoing and (c) the payment of the fees and expenses incurred in connection with any of the foregoing.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate ~~or~~, the Adjusted EURIBO Rate, the Adjusted TIBO Rate, the Alternate Base Rate or the Daily Simple RFR.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the perfection of security interests.

“UK Bankruptcy Event” means:

(a)          a UK Relevant Entity is unable or admits inability to pay its debts (as defined in section 123(1)(a) of the Insolvency Act 1986) generally as they fall due or is deemed to or declared to be unable to pay its debts generally under applicable law, or suspends or threatens to suspend making payments on its debts generally by reason of actual or anticipated financial difficulties; or

(b)         any corporate action authorizing legal proceedings or other formal procedure or formal step for (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any UK Relevant Entity; (ii) a composition, compromise, general assignment or arrangement with creditors generally of any UK Relevant Entity; or (iii) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any UK Relevant Entity, or any of the material assets of any UK Relevant Entity; save that this paragraph (b) shall not apply to any action, proceeding, procedure or formal step which is frivolous or vexatious and is discharged, stayed or dismissed within 30 days of commencement.

which must be fulfilled under the relevant UK Treaty to obtain exemption from Tax imposed by the United Kingdom on payments of interest.

“UK Treaty State” means a jurisdiction having a double taxation agreement with the United Kingdom (a “UK Treaty”) which makes provision for full exemption from Tax imposed by the United Kingdom on interest.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” and “U.S.” each mean the United States of America.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii)  any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“U.S. Lender” means a Lender that is not a Foreign Lender.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.20.

“VAT” means (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clause (a) above, or imposed elsewhere.

“Wholly-Owned Subsidiary” means any Subsidiary in which (other than, in the case of a corporation, directors’ qualifying shares required by law) 100% of the capital stock, partnership interests, membership interests or other equity interests is, at the time as of which any determination is being made, owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Works Council” means each works council (ondernemingsraad) or central or group works council (centrale of groeps ondernemingsraad) within the meaning of the Works Councils Act of the Netherlands (Wet op de ondernemingsraden) having jurisdiction over that person.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan” or an “RFR Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan” or an “RFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing” or an “RFR Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing” or an “RFR Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; Agreement Accounting Principles.   Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with Agreement Accounting Principles, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in Agreement Accounting Principles or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in Agreement Accounting Principles or in the application thereof, then such provision shall be interpreted on the basis of Agreement Accounting Principles as in effect and applied without giving effect to such change until such notice shall have been withdrawn or such provision    amended in accordance herewith. Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein (including computations in respect of compliance with Section 6.07) shall be made (a) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (b) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (ii) other than for purposes of the preparation and delivery of financial statements as contemplated by this Agreement, any obligations relating to a lease that was accounted for by such Person as an Operating Lease as of December 1, 2018 and any similar lease entered into after December 1, 2018 by such Person (or any subsidiary or Affiliate of such Person) shall be accounted for as obligations relating to an Operating Lease and not as Capitalized Lease Obligations.

SECTION 1.05. Amendment and Restatement of the Existing Credit Agreement. The parties to this Agreement agree that, upon (i) the execution and delivery by each of the parties hereto of this Agreement and (ii) satisfaction of the conditions set forth in Section 4.01, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation. All “Loans” (the “Existing Loans”) made and “Obligations” incurred under the Existing Credit Agreement which are outstanding on the Effective Date shall continue as Revolving Loans and Obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, upon the effectiveness hereof: (a) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Collateral Agent”, the “Agreement”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, the Collateral Agent, this Agreement and the Loan Documents, (b) the Existing Letters of Credit which remain outstanding on the Effective Date under the Existing Credit Agreement shall continue as Letters of Credit under (and shall be governed by the terms of) this Agreement, (c) the liens and security interests in favor of the Collateral Agent for the benefit of the Secured Parties securing payment of the Secured Obligations are in all respects continuing and in full force and effect with respect to all Secured Obligations, (d) the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit exposure under the Existing Credit Agreement as are necessary in order that each such Lender’s Revolving Credit Exposure and outstanding Revolving Loans hereunder reflects such Lender’s Applicable Percentage of the outstanding aggregate Revolving Credit Exposures on the Effective Date (without the necessity of executing and delivering any Assignment and Assumption or the payment of any processing or recordation fee) and (e) the Company hereby agrees to compensate each Lender for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Eurocurrency Loans (including the “Eurocurrency Loans” under the Existing Credit Agreement) and such reallocation described above, in each case on the terms and in the manner set forth in Section 2.16 hereof. The parties to this Agreement agree that (i) all terms and conditions of the Existing Credit Agreement which are amended and restated by this Agreement shall remain effective until the Effective Date, and thereafter shall continue to be effective only as amended and restated by this Agreement, (ii) the representations, warranties and covenants set forth herein shall become effective concurrently with the Effective Date, and (iii) this Agreement amends the Existing Credit Agreement in its entirety and this Agreement constitutes the “Credit Agreement” as defined in the Intercreditor Agreement.

SECTION 1.06. Interest Rates; LIBOR Notification. The interest rate on ~~Eurocurrency Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate~~a Loan denominated in an Agreed Loan Currency may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may

change.     The London interbank offered rate (“LIBOR”) is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. ~~In July 2017~~On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that~~, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurocurrency Loans. In light of this eventuality, public~~: (a) immediately after December 31, 2021, publication of all seven euro LIBOR settings, all seven Swiss Franc LIBOR settings, the spot next, 1-week, 2-month and 12-month Japanese Yen LIBOR settings, the overnight, 1-week, 2-month and 12-month Pound Sterling LIBOR settings, and the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; immediately after December 31, 2021, the 1-month, 3-month and 6-month Japanese Yen LIBOR settings and the 1- month, 3-month and 6-month Pound Sterling LIBOR settings will cease to be provided or, subject to consultation by the FCA, be provided on a changed methodology (or “synthetic”) basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored; and immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of ~~the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in~~LIBOR. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, Section 2.14(~~c~~b) ~~of this Agreement, such~~and Section 2.14(c) ~~provides~~provide a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Company, pursuant to Section 2.14(e), ~~in advance~~ of any change to the reference rate upon which the interest rate on Eurocurrency Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or ~~availability of the London interbank offered rate~~any other matter related to the Daily Simple RFR, LIBOR, EURIBOR or other rates in the definition of “LIBO Rate” (or “EURIBO Rate”, or “TIBO Rate”, as applicable) or with respect to any alternative or successor rate thereto, or replacement rate thereof, (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.14(b) or Section 2.14(c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.14(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate~~, as it may or may not be adjusted pursuant to~~ Section 2.14(c)~~,~~ will be similar to, or produce the same value or economic equivalence of, the Daily Simple RFR, the LIBO Rate (or the EURIBO Rate, or the TIBO Rate, as applicable) or have the same volume or liquidity as did LIBOR (or the ~~London~~euro interbank offered rate (“EURIBOR”), or the Tokyo interbank offered rate (“TIBOR”), as applicable) prior to its discontinuance or unavailability (other than, for the avoidance of doubt, with respect to its obligation to apply the definition of such rate in accordance with its terms and comply with its obligations in Article II (including Section 2.14) of this Agreement). The Administrative Agent and its affiliates and/or other related entities may engage in transactions unrelated to the Company and this Agreement that affect the calculation of any Daily Simple RFR, any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Company.

SECTION 1.07. Certain Calculations. No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Articles VI and VII under this Agreement being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the last day of the fiscal quarter of the Company immediately preceding the fiscal quarter of the Company in which the applicable transaction or occurrence requiring a determination occurs.

SECTION 1.08. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Capital Stock at such time.

SECTION 1.09. Leverage Ratios. Notwithstanding anything to the contrary contained herein, for purposes of calculating any pro forma leverage ratio herein in connection with the incurrence of any Indebtedness, (a) there shall be no netting of the cash proceeds proposed to be received in connection with the incurrence of such Indebtedness and (b) to the extent the Indebtedness to be incurred is revolving Indebtedness, such incurred revolving Indebtedness (or if applicable, the portion (and only such portion) of the increased commitments thereunder) shall be treated as fully drawn.

SECTION 1.10. Exchange Rates; Currency Equivalents.

(a)          The Administrative Agent or the relevant Issuing Bank, as applicable, shall determine the Dollar Amount of Borrowings or Letters of Credit denominated in Foreign           Currencies reasonably and in good faith. Such Dollar Amount shall become effective as of such Computation Date and shall be the Dollar Amount of such amounts until the next Computation Date to occur. Except for purposes of financial statements delivered by the Company hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Agreed Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Amount as so determined by the Administrative Agent or the relevant Issuing Bank, as applicable.

(b)         Wherever in this Agreement in connection with a Borrowing, conversion,           continuation or prepayment of a Eurocurrency Loan or an RFR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in a Foreign Currency, such amount shall be the Dollar Amount of such amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward), as determined reasonably and in good faith by the Administrative Agent or the relevant Issuing Bank, as the case may be.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, (a) each Revolving Lender (severally and not jointly) agrees to make Revolving Loans to the Borrowers in Agreed Loan Currencies from time to time during the Revolving Credit Availability Period in an aggregate principal amount that will not, subject to fluctuations in currency exchange rates and Section 2.11(c) and subject to any application of proceeds of such Borrowing to any Swingline Loans outstanding pursuant to Section 2.10(a)(i), result in (i) subject to Section 2.04, the Dollar Amount of such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment, (ii) subject to Section 2.04, the Dollar Amount of the Total Revolving Credit Exposure exceeding the aggregate Revolving Commitments, (iii) subject to Section 2.04, the sum of the aggregate principal Dollar Amount of all Loans outstanding to Foreign Subsidiary Borrowers exceeding the Foreign Borrower Sublimit or (iv) subject to Section 2.04, the Dollar Amount of the total outstanding Revolving Loans and LC Exposure, in each case denominated in Foreign Currencies, exceeding the Foreign Currency Sublimit, (b) each Dollar Term Lender with a Dollar Term Loan Commitment (severally and not jointly) agrees to make a Dollar Term Loan to the Company in Dollars in a single drawing on the Effective Date, in an amount equal to such Dollar Term Lender’s Dollar Term Loan Commitment and (c) each Euro Term Lender with a Euro Term Loan Commitment (severally and not jointly) agrees to make a Euro Term Loan to the Company in euros in a single drawing on the Effective Date, in an amount equal to such Euro Term Lender’s Euro Term Loan Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05. The Term Loans shall amortize as set forth in Section 2.10.

(b)          Subject to Section 2.14, each Revolving Borrowing and Term Loan Borrowing shall be comprised (i) in the case of Borrowings in Dollars, entirely of ABR Loans or Eurocurrency Loans and (ii) in the case of Borrowings in any other Agreed Loan Currency, entirely of Eurocurrency Loans or RFR Loans, as applicable, in each case of the same Agreed Loan Currency, as the relevant Borrower may request in accordance herewith; provided that each ABR Loan shall only be made in Dollars. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)        At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing and/or payment period for each RFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 (or, if such Borrowing is denominated in (i) Japanese Yen, JPY50,000,000 or (ii) a Foreign Currency other than Japanese Yen, 500,000 units of such currency) and not less than $2,000,000 (or, if such Borrowing is denominated in (i) Japanese Yen, JPY200,000,000 or (ii) a Foreign Currency other than Japanese Yen, 2,000,000 units of such currency). At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $2,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of fifteen (15) Eurocurrency Borrowings or RFR Borrowings outstanding.

(d)        Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date.

(e)          Notwithstanding any provision of this Agreement to the contrary, any Credit Event to any Dutch Borrower shall at all times be provided by a Lender that is a Dutch Non-Public Lender.

SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing or a Term Loan Borrowing, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent of such request (a) by irrevocable written notice (via a written Borrowing Request signed by the applicable Borrower, or the Company on behalf of the applicable Borrower) ~~in the case of a Eurocurrency Borrowing, not later than 12:00 noon, Local Time, three~~ (~~3~~i) ~~Business Days~~ (in the case of a Eurocurrency Borrowing denominated in Dollars~~) or by irrevocable written notice (via a written Borrowing Request signed by such Borrower, or the Company on its behalf)~~, euro or Japanese Yen, not later than 11:00 a.m., Chicago time, three (3) Business Days ~~(in the case of a Eurocurrency Borrowing denominated in a Foreign Currency), in each case~~ before the date of the proposed Borrowing and (ii) in the case of an RFR Borrowing denominated in Pounds Sterling, not later than 11:00 a.m., Chicago time, five (5) Business Days before the date of the proposed Borrowing or (b) by irrevocable written notice (via a written Borrowing Request signed by the applicable Borrower, or the Company on behalf of the applicable Borrower) in the case of an ABR Borrowing, not later than 12:00 noon, Chicago time, on the Business Day of the proposed Borrowing. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the name of the applicable Borrower;

(ii) the aggregate principal amount of the requested Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing ~~or~~, a Eurocurrency Borrowing or an RFR Borrowing and whether such Borrowing is a Revolving Borrowing, a Dollar Term Loan Borrowing or a Euro Term Loan Borrowing;

(v)  in the case of a Eurocurrency Borrowing, the Agreed Loan Currency and initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)  the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the currency of a Borrowing is specified, then the requested Borrowing shall be made in Dollars. If no election as to the Type of Borrowing is specified, then, in the case of a Borrowing denominated in Dollars, the requested Borrowing shall be an ABR Borrowing made in Dollars. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Determination of Dollar Amounts.    The Administrative Agent will determine the Dollar Amount of:

(a)        any Loan denominated in a Foreign Currency, on each of the following: (i) the date of the Borrowing of such Loan and (ii) each date of a conversion or continuation of such Loan pursuant to the terms of this Agreement,

(b)          any Letter of Credit denominated in a Foreign Currency, on each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and
(iii)          the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof, and

(c)          any Credit Event, on any additional date as the Administrative Agent may determine at any time when an Event of Default exists.

Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a), (b) and (c) is herein described as a “Computation Date” with respect to each Credit Event for which a Dollar Amount is determined on or as of such day, and the Administrative Agent shall notify the Company of all such determinations and related computations on such Computation Date.

SECTION 2.05. Swingline Loans. (a)        Subject to the terms and conditions set forth herein, each Swingline Lender may in its sole discretion make Swingline Loans in Dollars to the Company from time to time during the Revolving Credit Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans made by such Swingline Lender exceeding such Swingline Lender’s Swingline Sublimit, except to the extent otherwise agreed by such Swingline Lender, the Administrative Agent and the Company, (ii) any Swingline Lender’s Revolving Credit Exposure exceeding its Revolving Commitment, (iii) the aggregate principal amount of outstanding Swingline Loans exceeding $25,000,000 or (iv) the Dollar Amount of the Total Revolving Credit Exposure exceeding the aggregate Revolving Commitments; provided that a Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Company shall notify the Administrative Agent of such request by irrevocable written notice (via a written Borrowing Request signed by the Company), not later than 1:00 p.m., Chicago time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan and the Swingline Lender to make such Swingline Loan. The Administrative Agent will promptly advise such Swingline Lender of any such notice received from the Company. Unless otherwise directed by the Company, each Swingline Lender shall (subject to such Swingline Lender’s discretion to make Swingline Loans as set forth in Section 2.05(a)) make each Swingline Loan to be made by it available to the Company by means of a credit to an account of the Company with the or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement. If the Company’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, any Issuing Bank or any Revolving Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Administrative Agent shall promptly notify the Company prior to payment by the Company, and the Company shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the relevant Issuing Bank or the relevant Revolving Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Dollar Amount thereof calculated on the date such LC Disbursement is made.

(f)          Obligations Absolute. The Company’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, ~~or~~ (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder or (v) any adverse change in the relevant exchange rates or in the availability of the relevant Foreign Currency to the Company or any Subsidiary or in the relevant currency markets generally.              Neither the Administrative Agent, the Revolving Lenders nor the Issuing Banks, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of an Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the relevant Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)          Disbursement Procedures. Each Issuing Bank shall, within the time period stipulated by the terms and conditions of the applicable Letter of Credit following its receipt thereof (and, if no time period is so stipulated, promptly), examine all documents purporting to represent a demand for payment under a Letter of Credit.After such examination, such Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by telecopy or e-mail in accordance with Section 9.01) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement in accordance with Section 2.06(e).

(h)        Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full in the applicable currency on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans (or in the case such LC Disbursement is denominated in a Foreign Currency, at the Overnight ~~Foreign Currency~~ Rate for such Agreed LC Currency plus the then effective Applicable Rate with respect to Eurocurrency Revolving Loans); provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(~~b~~d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the relevant Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse any Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(i)        Replacement and Resignation of Issuing Bank. (A) Each Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(B) Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Revolving Lenders, in which case, such resigning Issuing Bank shall be replaced in accordance with Section 2.06(i)(A) above.

(j)          Cash Collateral. Subject to the terms of the Intercreditor Agreement, if (x) any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Revolving Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding Cash Collateral pursuant to this paragraph or (y) the Company requests the issuance of a Letter of Credit with an expiry date that is later than the expiry date prescribed in clause (c) of this Section 2.06 (an “Extended Letter of Credit”), the Company shall deliver Cash Collateral in an amount equal to (1) with respect to a Letter of Credit denominated in Dollars, 100%, and (2) with respect to a Foreign Currency Letter of Credit, 105%, in each case of the Dollar Amount of the LC Exposure in respect of such Extended Letter of Credit (in the case of the foregoing clause (y)) or in the aggregate (in the case of the foregoing clause (x)) as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Foreign Currency Letters of Credit or LC Disbursements in a Foreign Currency that the Company is not late in reimbursing shall be covered or deposited in the applicable Foreign Currencies in an amount equal to 105% of the actual amounts of during the immediately preceding week, including all issuances, extensions and amendments, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such Issuing Bank expects to issue, amend or extend any Letter of Credit, the date of such issuance, amendment or extension, and the aggregate face amount of the Letters of Credit to be issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension occurred (and whether the amount thereof changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date of such LC Disbursement and the amount of such LC Disbursement, (iv) on any Business Day on which any Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount and currency of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

(m) LC Exposure Determination. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

SECTION 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date specified in accordance with the terms hereof in the Borrowing Request solely by wire transfer of immediately available funds (i) in the case of Loans denominated in Dollars, by 1:00 p.m., Chicago time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders and (ii) in the case of each Loan denominated in a Foreign Currency, by 1:00 p.m., Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency and at such Eurocurrency Payment Office for such currency; provided that Swingline Loans shall be made as provided in Section 2.05. Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting funds so received in the aforesaid account of the Administrative Agent to (x) an account of the Company maintained with the Administrative Agent in New York City or Chicago and designated by the relevant Borrower in the applicable Borrowing Request, in the case of Loans denominated in Dollars and (y) an account of such Borrower maintained in the relevant jurisdiction and designated by such Borrower in the applicable Borrowing Request, in the case of Loans denominated in a Foreign Currency; provided that Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the relevant Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or in the case of an ABR Borrowing, prior to 1:00 p.m., Chicago time, on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the ~~NYFRB~~applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation ~~(including without limitation the Overnight~~

~~Foreign Currency Rate in the case of Loans denominated in a Foreign Currency)~~ or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans, or in the case of Foreign Currencies, in accordance with such market practice, in each case, as applicable. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08.  Interest Elections. (a)     Each Borrowing initially shall be of the Type and Agreed Loan Currency specified in the applicable Borrowing Request (or, if not so specified, as provided in Section 2.03) and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request (or, if not so specified, as provided in Section 2.03). Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)          To make an election pursuant to this Section, a Borrower, or the Company on its behalf, shall notify the Administrative Agent of such election (by irrevocable written notice via an Interest Election Request signed by such Borrower, or the Company on its behalf) by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Eurocurrency Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments pursuant to which such Borrowing was made.

(c)          Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)   the name of the applicable Borrower and the Agreed Loan Currency and principal amount of the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)   the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)  whether the resulting Borrowing is to be an ABR Borrowing ~~or~~, a Eurocurrency Borrowing or an RFR Borrowing; and

(iv)  if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period and Agreed Currency to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)         Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)          If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing denominated in Dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period ~~(i) in the case of a Borrowing denominated in Dollars,~~ such Borrowing shall be converted to an ABR Borrowing at the end of such Interest Period; provided that if the Company shall have delivered to the Administrative Agent its customary standard documentation pre-authorizing automatic continuations, such Borrowing shall automatically continue as a Eurocurrency Borrowing in Dollars with an Interest Period of one month unless such Eurocurrency Borrowing is or was repaid in accordance with Section 2.11 ~~and (ii) in the case of a Borrowing~~. If the relevant Borrower fails to deliver a timely and complete Interest Election Request with respect to a Eurocurrency Borrowing denominated in a Foreign Currency ~~in respect of which the applicable Borrower shall have failed to deliver an Interest Election Request~~ prior to the ~~third (3rd) Business Day preceding the~~ end of ~~such~~the Interest Period, ~~such~~ therefor, then, unless such Eurocurrency Borrowing is repaid as provided herein, such Borrower shall be deemed to have selected that such Eurocurrency Borrowing shall automatically ~~continue~~be continued as a Eurocurrency Borrowing in ~~the same~~its original Agreed Loan Currency with an Interest Period of one month at the end of such Interest Period. If the relevant Borrower fails to deliver a timely and complete Interest Election Request with respect to an RFR Borrowing in a Foreign Currency prior to the Interest Payment Date therefor, then, unless such ~~Eurocurrency~~RFR Borrowing is ~~or was~~ repaid ~~in accordance with Section 2.11~~as provided herein, such Borrower shall be deemed to have selected that such RFR Borrowing shall automatically be continued as an RFR Borrowing in its original Agreed Loan Currency bearing interest at a rate based upon the applicable Daily Simple RFR as of such Interest Payment Date. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing ~~denominated in Dollars~~ may be converted to or continued as a Eurocurrency Borrowing, or an RFR Borrowing and (ii) unless repaid, (x) each Eurocurrency Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (~~iii) unless repaid,~~y) each Eurocurrency Borrowing or RFR Borrowing denominated in a Foreign Currency shall ~~automatically be continued as a Eurocurrency Borrowing with an Interest Period of one month.~~bear interest at the Central Bank Rate for the applicable Agreed Loan Currency plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable Agreed Loan Currency cannot be determined, any outstanding affected Eurocurrency Loans or RFR Loans denominated in any Foreign Currency shall either be (A) converted to an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) at the end of the Interest Period or on the Interest Payment Date, as applicable, therefor or (B) prepaid at the end of the applicable Interest Period or on the Interest Payment Date, as applicable, in full; provided that if no election is made by the relevant Borrower by the earlier of (x) the date that is three (3) Business Days after receipt by the Company of such notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Loan, such Borrower shall be deemed to have elected clause (A) above.

SECTION 2.09. Termination and Reduction of Commitments.

(a)         Unless previously terminated, (i) the Term Loan Commitments shall terminate at 2:00 p.m., Chicago time, on the Effective Date and (ii) the Revolving Commitments shall terminate on the Revolving Credit Maturity Date (subject to Section 2.25).

(b)       The Company may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $5,000,000 and (ii) the Company shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, (A) the Dollar Amount of any Lender’s Revolving Credit Exposure would exceed its Revolving Commitment or (B) the Dollar Amount of the Total Revolving Credit Exposure would exceed the aggregate Revolving Commitments.

(c)        Notwithstanding the foregoing, upon the acquisition of one Lender by another Lender, or the merger, consolidation or other combination of any two or more Lenders (any such acquisition, merger, consolidation or other combination being referred to hereinafter as a “Combination” and each Lender which is a party to such Combination being hereinafter referred to as a “Combined Lender”), the Company may notify the Administrative Agent that it desires to reduce the Commitment of the Lender surviving such Combination (the “Surviving Lender”) to an amount equal to the Commitment of that Combined Lender which had the largest Commitment of each of the Combined Lenders party to such Combination (such largest Commitment being the “Surviving Commitment” and the Commitments of the other Combined Lenders being hereinafter referred to, collectively, as the “Retired Commitments”). If the Required Lenders (determined as set forth below) and the Administrative Agent agree to such reduction in the Surviving Lender’s Commitment, then (i) the aggregate amount of the Commitments shall be reduced by the Retired Commitments effective upon the effective date of the Combination (or such later date as the Company may specify in its request), provided, that, on or before such date the Borrowers have paid in full the outstanding principal amount of the Loans of each of the Combined Lenders other than the Combined Lender whose Commitment is the Surviving Commitment, (ii) from and after the effective date of such reduction, the Surviving Lender shall have no obligation with respect to the Retired Commitments, and (iii) the Company shall notify the Administrative Agent whether it wants such reduction to be a permanent reduction or a temporary reduction. If such reduction is to be a temporary reduction, then the Company shall be responsible for finding one or more financial institutions (each, a “Replacement Lender”), acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld, conditioned or delayed), willing to assume the obligations of a Lender hereunder with aggregate Commitments up to the amount of the Retired Commitments. The Administrative Agent may require the Replacement Lenders to execute such documents, instruments or agreements as the Administrative Agent reasonably deems necessary or desirable to evidence such Replacement Lenders’ agreement to become parties hereunder. For purposes of this Section 2.09(c), Required Lenders shall be determined as if the reduction in the aggregate amount of the Commitments requested by the Company had occurred (i.e., the Combined Lenders shall be deemed to have a single Commitment equal to the Surviving Commitment and the aggregate amount of the Commitments shall be deemed to have been reduced by the Retired Commitments).

(d)        The Company shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Revolving Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or

(e)      Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note. In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form attached hereto as Exhibit D-1, D-2 or D-3, as applicable. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.

SECTION 2.11. Prepayment of Loans.

(a)      Any Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that (i) each prepayment of a Eurocurrency Borrowing (other than in connection with a prepayment of all outstanding Eurocurrency Borrowings and/or a prepayment of a Eurocurrency Borrowing made to refinance the reimbursement of an LC Disbursement as contemplated   by Section 2.06(e)) shall be in an amount that is an integral multiple of $500,000 (or, if such Borrowing is denominated in a Foreign Currency, 500,000 units of such currency) and not less than $2,000,000 (or, if such Borrowing is denominated in a Foreign Currency, 2,000,000 units of such currency) and (ii) each prepayment of an ABR Borrowing (other than in connection with a prepayment of all outstanding ABR Borrowings and/or a prepayment of an ABR Borrowing made to refinance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e)) shall be in an amount that is an integral multiple of
$100,000 and not less than $1,000,000.

(b)        The applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent by ~~telephone (confirmed by telecopy or email in accordance with~~ Section 9.01~~)~~written notice of any prepayment hereunder (other than a prepayment of a Swingline Loan) (i)    (x) in the case of prepayment of a Eurocurrency Borrowing denominated in Dollars, euro or Japanese Yen, not later than ~~1:00 p.m., Local Time, three (3~~12:00 noon, Chicago time, three (3) Business Days before the date of prepayment and (y) in the case of prepayment of an RFR Borrowing denominated in Pounds Sterling, not later than 12:00 noon, Chicago time, five (5) Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., Chicago time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 1:00 p.m., Chicago time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, (A) if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09 and (B) a notice of prepayment by any Borrower, or the Company on behalf of any Borrower, may state that such notice is conditioned upon the effectiveness of other credit facilities or other matters specified therein, in which case such notice may be revoked by the applicable Borrower, or the Company on behalf of the applicable Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Revolving Borrowing, each voluntary prepayment of a Term Loan Borrowing shall be applied ratably to the applicable Class of Term Loans included in the prepaid Term Loan Borrowing in such order of application as directed by the Company, and each mandatory prepayment of a Term Loan Borrowing shall be applied in accordance with Section 2.11(f). Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments required by Section 2.16.

Rate). The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate, the Adjusted EURIBO or the Adjusted TIBO Rate, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(b)             Each RFR Loan shall bear interest at a rate per annum equal to the Daily Simple RFR plus the Applicable Rate.

(c)             ~~(b)~~ Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any interest or fee, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d)             ~~(c)~~ Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (~~b~~c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Credit Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)          ~~(d) All interest~~Interest computed by reference to the LIBO Rate or the EURIBO Rate hereunder shall be computed on the basis of a year of 360 days~~, except that interest (i)~~. Interest computed by reference to the Daily Simple RFR with respect to Pounds Sterling, the TIBOR Rate or the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) ~~and (ii) for Borrowings denominated in Pounds Sterling shall be computed on the basis of a year of 365 days, and in~~. In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate, Adjusted LIBO Rate ~~or~~, LIBO Rate, Adjusted EURIBO Rate, EURIBO Rate Adjusted TIBO Rate, TIBO Rate or Daily Simple RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent demonstrable error.

(f)              ~~(e)~~ Interest in respect of Loans denominated in Dollars shall be paid in Dollars, and interest in respect of Loans denominated in a Foreign Currency shall be paid in such Foreign Currency.

SECTION 2.14. Alternate Rate of Interest.

(a)         ~~If at the time that the Administrative Agent shall seek to determine the LIBOR Screen Rate on the Quotation Day for any Interest Period for a Eurocurrency Borrowing the LIBOR Screen Rate shall not be available for such Interest Period and/or for the applicable currency with respect to such Eurocurrency Borrowing for any reason, and the Administrative Agent shall reasonably determine that it is not possible to determine the Interpolated Rate (which conclusion shall be conclusive and binding absent demonstrable error), then the Reference Bank Rate shall be the LIBO Rate for such Interest Period for such Eurocurrency Borrowing; provided that if the Reference Bank Rate shall be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement; provided, further, however, that if less than two Reference Banks~~

~~shall supply a rate to the Administrative Agent for purposes of determining the LIBO Rate for such Eurocurrency Borrowing, (i) if such Borrowing shall be requested in Dollars, then such Borrowing shall be made as an ABR Borrowing at the Alternate Base Rate (disregarding clause (c) of the definition thereof) and (ii) if such Borrowing shall be requested in any Foreign Currency, the LIBO Rate shall be equal to the rate determined by the Administrative Agent in its sole reasonable discretion and consented to in writing by the Company and the Required Revolving Lenders (and, solely to the extent the requested Foreign Currency is euros, the Required Euro Term Lenders) (the “Alternative Rate”); provided, however, that (i) until such time as the Alternative Rate shall be determined and so consented to by the Company and the Required Revolving Lenders (and, solely to the extent the requested Foreign Currency is euros, the Required Euro Term Lenders), Borrowings shall not be available in such Foreign Currency and (ii) if the Alternative Rate shall be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement. It is hereby understood and agreed that, notwithstanding anything to the contrary set forth in this Section 2.14(a), if at any time the conditions set forth in Section 2.14(c)(i) or (ii) are in effect, the provisions of this Section 2.14(a) shall no longer be applicable for any purpose of determining any alternative rate of interest under this Agreement and Section 2.14(c) shall instead be applicable for all purposes of determining any alternative rate of interest under this Agreement.~~

~~(b)~~         Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.14, if ~~If~~ prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(i)           the Administrative Agent determines (which determination shall be conclusive and binding absent demonstrable error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate ~~or~~, the LIBO Rate, the Adjusted EURIBO Rate, the EURIBO Rate, the Adjusted TIBO Rate, the TIBO Rate, the Daily Simple RFR or the RFR, as applicable (including, without limitation, because the ~~LIBOR~~Relevant Screen Rate is not available or published on a current basis), for ~~a Loan in~~ the applicable ~~currency or for the applicable~~Agreed Loan Currency and such Interest Period or payment period, as applicable; or

(ii)         the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate ~~or~~, the LIBO Rate, the Adjusted EURIBO Rate, the EURIBO Rate, the Adjusted TIBO Rate, the TIBO Rate, the Daily Simple RFR or RFR, as applicable, for ~~a Loan in~~ the applicable ~~currency or for the applicable~~Agreed Loan Currency and such Interest Period or payment period, as applicable, will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable ~~currency~~Agreed Loan Currency and such Interest Period or payment period, as applicable;

then the Administrative Agent shall give notice (in reasonable detail) thereof to the applicable Borrower and the Lenders of the applicable Class prior to the commencement of such Interest Period by telephone, telecopy or e-mail in accordance with Section 9.01 as promptly as practicable thereafter and, until the Administrative Agent notifies the applicable Borrower and the Lenders of the applicable Class that the circumstances giving rise to such notice no longer exist (which notice the Administrative Agent hereby agrees to provide promptly after its determination of such circumstances ceasing to exist), (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing ~~in the applicable currency or for the applicable Interest Period, as the case may be,~~ shall be ineffective, (ii) if any Borrowing Request requests a Eurocurrency Borrowing in Dollars, such Borrowing shall be made as an ABR Borrowing, and (iii) if any Borrowing Request requests a Eurocurrency Borrowing or an RFR Borrowing for the relevant rate above in a Foreign Currency, then ~~the LIBO Rate for such Eurocurrency Borrowing~~such request shall be ~~the~~

~~Alternative Rate~~ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then ~~the~~all other ~~Type~~Types of Borrowings shall be permitted. Furthermore, if any Eurocurrency Loan or RFR Loan in any Agreed Loan Currency is outstanding on the date of the applicable Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Eurocurrency Loan or RFR Loan, then until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (1) if such Eurocurrency Loan is denominated in Dollars, then on the last day of the Interest Period applicable to such Eurocurrency Loan (or the next succeeding Business Day if such day is not a Business Day), such Eurocurrency Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan denominated in Dollars on such day, (2) if such Eurocurrency Loan is denominated in any Agreed Loan Currency other than Dollars, then such Eurocurrency Loan shall, on the last day of the Interest Period applicable to such Eurocurrency Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Agreed Loan Currency plus the Applicable Rate; provided that, if the Administrative Agent determines reasonably and in good faith (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable Agreed Loan Currency cannot be determined, any outstanding affected Eurocurrency Loans denominated in any Agreed Loan Currency other than Dollars shall, at the applicable Borrower’s election prior to such day: (A) be prepaid by such Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Eurocurrency Loan, such Eurocurrency Loan denominated in any Agreed Loan Currency other than Dollars shall be deemed to be a Eurocurrency Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Eurocurrency Loans denominated in Dollars at such time or (3) if such RFR Loan is denominated in any Agreed Loan Currency other than Dollars, then such RFR Loan shall bear interest at the Central Bank Rate for the applicable Agreed Loan Currency plus the Applicable Rate; provided that, if the Administrative Agent determines reasonably and in good faith (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable Agreed Loan Currency cannot be determined, any outstanding affected RFR Loans denominated in any Agreed Loan Currency, at such Borrower’s election, shall either (x) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) immediately or (y) be prepaid in full immediately.

(c)       ~~Notwithstanding the foregoing, if at any time the Administrative Agent determines (which determination shall be conclusive absent demonstrable error) that (i) the circumstances set forth in Section 2.14(b)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 2.14(b)(i) have not arisen but (w) the supervisor for the administrator of the LIBOR Screen Rate has made a public statement that the administrator of the LIBOR Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBOR Screen Rate), (x) the administrator of the LIBOR Screen Rate has made a public statement identifying a specific date after which the LIBOR Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBOR Screen Rate), (y) the supervisor for the administrator of the LIBOR Screen Rate has made a public statement identifying a specific date after which the LIBOR Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBOR Screen Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Company shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter~~

~~into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable; provided that, if such alternate rate of interest as so determined would be less than 1.00%, such rate shall be deemed to be 1.00% for the purposes of this Agreement.Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Notwithstanding anything to the contrary in this Agreement, until an alternate rate of interest shall be determined in accordance with this Section 2.14(c) (but, in the case of the circumstances described in clause (ii)(w), clause (ii)(x) or clause (ii)(y) of the first sentence of this Section 2.14(c), only to the extent the LIBOR Screen Rate for the applicable currency and such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing in the applicable currency or for the applicable Interest Period, as the case may be, shall be ineffective, (y) if any Borrowing Request requests a Eurocurrency Borrowing in Dollars, such Borrowing shall be made as an ABR Borrowing and (z) if any Borrowing Request requests a Eurocurrency Borrowing in a Foreign Currency, then such request shall be ineffective.~~

(b)      Notwithstanding anything to the contrary herein or in any other Loan           Document, if a Benchmark Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” with respect to any Agreed Loan Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders and the Company without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)        Notwithstanding anything to the contrary herein or in any other Loan           Document and subject to the proviso below in this paragraph, with respect to a Loan denominated in Dollars, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Company a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after the occurrence of a Term SOFR Transition Event and may do so in its sole discretion; provided, however, the Benchmark Replacement Date cannot occur unless such

Term SOFR Notice has been provided and the other applicable requirements in the definition of “Benchmark Replacement Date” have been satisfied.

(d)   In connection with the implementation of a Benchmark Replacement, the           Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(e)        The Administrative Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date, (ii) the           implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Except as expressly provided in this Agreement, any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole good faith discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(f)          Notwithstanding anything to the contrary herein or in any other Loan           Document, at any time (including in connection with the implementation of a Benchmark           Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR, the LIBO Rate, the EURIBO Rate or the TIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service commonly used in the banking industry for such purpose that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion and consistent with such selection generally under other substantially similar syndicated credit facilities for which it acts as the administrative agent or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(g)       Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, and until a Benchmark Replacement is determined in accordance with this Section 2.14, the applicable Borrower may revoke any request for a Eurocurrency Borrowing or RFR Borrowing of, conversion to or continuation of Eurocurrency Loans or RFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x)    such Borrower will be deemed to have converted any request for a Eurocurrency Borrowing denominated in Dollars into a request for a Borrowing of or conversion to ABR Loans or (y) any request for a Eurocurrency Borrowing or an RFR Borrowing denominated in a Foreign Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Eurocurrency Loan or RFR Loan in any Agreed Loan Currency is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Eurocurrency Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Loan Currency is implemented pursuant to this Section 2.14, (i) if such Eurocurrency Loan is denominated in Dollars, then on the last day of the Interest Period applicable to such Eurocurrency Loan (or the next succeeding Business Day if such day is not a Business Day), such Eurocurrency Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan denominated in Dollars on such day, (ii) if such Eurocurrency Loan is denominated in any Agreed Loan Currency other than Dollars, then such Eurocurrency Loan shall, on the last day of the Interest Period applicable to such Eurocurrency Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Agreed Loan Currency plus the Applicable Rate; provided that, if the Administrative Agent determines reasonably and in good faith (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable Agreed Loan Currency cannot be determined, any outstanding affected Eurocurrency Loans denominated in any Agreed Loan Currency other than Dollars shall, at the applicable Borrower’s election prior to such day: (A) be prepaid by such Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Eurocurrency Loan, such Eurocurrency Loan denominated in any Agreed Loan Currency other than Dollars shall be deemed to be a Eurocurrency Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Eurocurrency Loans denominated in Dollars at such time or (iii) if such RFR Loan is denominated in any Agreed Loan Currency other than Dollars, then such RFR Loan shall bear interest at the Central Bank Rate for the applicable Agreed Loan Currency plus the Applicable Rate; provided that, if the Administrative Agent determines reasonably and in good faith (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable Agreed Loan Currency cannot be determined, any outstanding affected RFR Loans denominated in any Agreed Loan Currency, at such Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) immediately or (B) be prepaid in full immediately.

SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

(i)      impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate, the Adjusted EURIBO Rate or the Adjusted TIBO Rate, as applicable) or any Issuing Bank;

(ii)   impose on any Lender or any Issuing Bank or the London or other applicable offshore interbank market for the applicable Agreed Currency any other condition affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)       subject the Administrative Agent, any Lender or any Issuing Bank to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations of the type that such Lender has hereunder, or its deposits, reserves, other liabilities or capital attributable thereto and the result of any of the foregoing shall be to increase the cost to the Administrative Agent or such Lender of making, continuing, converting or maintaining any Loan or of maintaining its obligation to make any such Loan or to increase the cost to the Administrative Agent, such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by the Administrative Agent, such Lender or Issuing Bank hereunder, whether of principal, interest or otherwise, then the applicable Borrower will pay to the Administrative Agent, such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate the Administrative Agent, such Lender or Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered as reasonably determined by such Lender or such Issuing Bank (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender or the applicable Issuing Bank under agreements having provisions similar to this Section 2.15 after consideration of such factors as such Lender or such Issuing Bank then reasonably determines to be relevant).

(b)       If any Lender or Issuing Bank reasonably determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered as reasonably determined by such Lender or such Issuing Bank (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender or the applicable Issuing Bank under agreements having provisions similar to this Section 2.15 after consideration of such factors as such Lender or such Issuing Bank then reasonably determines to be relevant).

(c)       A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the computation of the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company contemporaneously with any demand for payment hereunder and shall be conclusive absent clearly demonstrable error. The Company shall pay, or cause the other Borrowers to pay, such Lender or Issuing Bank, as the case may be, the amount ~~shown as~~ due ~~on~~in respect of any such certificate within 30 days after receipt thereof.

(d)       Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions if such Lender or such Issuing Bank fails to notify the Company within 90 days after it obtains actual knowledge (or, in the exercise of ordinary due diligence, should have obtained actual knowledge) and such Lender and such Issuing Bank shall only be entitled to receive such compensation for any losses incurred by it or amounts to which it would otherwise be entitled from and after the date 90 days prior to the date such Lender or such Issuing Bank provided notice thereof to the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s claim for compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments.

(a)        ~~SECTION 2.16.~~ Break Funding Payments~~.   In~~With respect to Loans that are not RFR Loans, in the event of (~~a~~i) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (~~b~~ii) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (~~c~~iii) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith) ~~or~~, (~~d~~iv) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19 or 9.02(~~c)~~d) or (v) the failure by any Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. ~~Such~~In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (ix) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate, the Adjusted EURIBO Rate or the Adjusted TIBO Rate, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (~~ii~~y) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant ~~currency~~Agreed Loan Currency of a comparable amount and period from other banks in the ~~eurocurrency market~~applicable offshore market for such Agreed Loan Currency, whether or not such Eurocurrency Loan was in fact so funded. A certificate of any Lender setting forth the computation in reasonable detail of any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower contemporaneously with the demand for payment and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount ~~shown as~~ due ~~on~~in respect of any such certificate within 30 days after receipt thereof.

(b)      With respect to RFR Loans, in the event of (i) the payment of any principal of           any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (ii) the conversion of any RFR Loan other than on the Interest Payment Date applicable thereto, (iii) the failure to borrow, convert, continue or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), (iv) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Company pursuant to Section 2.19 or 9.02(d) or (v) the failure by any Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth the computation in reasonable detail of any amount or amounts that such Lender is entitled to receive pursuant to this Section together with supporting documentationinreasonabledetailshallbedeliveredtotheapplicableBorrower

contemporaneously with the demand for payment and shall be conclusive absent demonstrable           error. The applicable Borrower shall pay such Lender the amount due in respect of any such certificate within 30 days after receipt thereof.

SECTION 2.17. Taxes.

(a)        Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes; provided that if any Loan Party or other applicable withholding agent shall be required to deduct or withhold any Taxes from such payments, then, subject to Section 2.17(j) and without duplication, (i) such Person shall make such deductions or withholdings as are reasonably determined by such Person to be required, (ii) such Person shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable law and (iii) to the extent withholding or deduction is required to be made on account of any Indemnified Taxes or Other Taxes, then the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions or withholding (including deductions or withholding applicable to additional sums payable under this Section) the Administrative Agent, Lender, Issuing Bank, or any other recipient of such payments (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholding been made.

(b)       In addition, each Borrower shall pay any Other Taxes related to such Borrower to the relevant Governmental Authority in accordance with applicable law.

(c)         The Loan Parties shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower under any Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability together with any available supporting document shall be delivered to the Company by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank contemporaneously with any demand for payment, and shall be conclusive absent manifest error. This Section 2.17(c) shall not apply to the extent such Taxes would have been compensated for by an increased payment under Section 2.17(j)(i) but were not so compensated solely because one of the exclusions set forth in Section 2.17(j)(iii) applied.

(d)         As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a copy of a receipt issued, if available, by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)         (i) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver, at the time or times reasonably requested by the Company or the Administrative Agent, to such Borrower (with a copy to the Administrative Agent), such properly completed and executed documentation reasonably requested by such Borrower as will permit such payments to be made without withholding or at a reduced rate. In addition, any Lender, if reasonably requested by any Borrower or the Administrative Agent, shall deliver person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(v) In relation to any supply made by a Recipient to any Party under a Loan Document, if reasonably requested by such Recipient, that Party must promptly provide details of its VAT registration and such other information as is reasonably requested in connection with such Recipient’s VAT reporting requirements in relation to such supply.

(l)        Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(m)          For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) ~~Each~~(i) Except with respect to principal of and interest on Loans denominated in a Foreign Currency, each Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) in Dollars prior to ~~(i) in the case of payments denominated in Dollars,~~ 1:00 p.m., Chicago time ~~and (ii) in the case of payments denominated in a Foreign Currency, 1:00 p.m., Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency in each case~~, on the date when due or the date fixed for any prepayment hereunder, and (ii) all payments with respect to principal and interest on Loans denominated in a Foreign Currency shall be made in such Foreign Currency not later than the Applicable Time specified by the Administrative Agent on the dates specified herein, in each case in immediately available funds, without set-off, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in the same currency in which the applicable Credit Event was made (or where such currency has been converted to euro, in euro) and (ii) to the Administrative Agent at its offices at 500 Stanton Christiana Rd, Newark, Delaware 19713 or, in the case of a Credit Event denominated in a Foreign Currency, the Administrative Agent’s Eurocurrency Payment Office for such currency except payments to be made directly to an Issuing Bank or a Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d)          Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that such Borrower will not make such payment or prepayment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the applicable Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the ~~greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency).~~applicable Overnight Rate.

(e)         If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lenders or the Issuing Banks to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; in the case of each of clauses
(i) and (ii) above, in any order as determined by the Administrative Agent in its discretion; it being understood that the Administrative Agent shall, to the extent permitted by law, apply any cash collateral to such obligations when due.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a)          If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 (other than amounts in respect of Other Taxes or VAT), then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender (or any of its Participants) requests   compensation   under Section 2.15, (ii) any Borrower is required to pay any Indemnified Taxes or additional amount to any Lender (or any of its Participants) or any Governmental Authority for the account of any Lender (or any of its Participants) pursuant to Section 2.17 (other than amounts in respect of Other Taxes or VAT), (iii)  any Lender (A) or any Lender Parent has become the subject of a Bail-In Action (or any case or other proceeding in which a Bail-In Action may occur), (B) is an EEA Financial Institution that is rated lower than BBB- by S&P (or an applicable Affiliate thereof) and lower than Baa3 by Moody’s (or an applicable Affiliate thereof), (C) is or becomes a Defaulting Lender or a Disqualified Institution, (D) is not a Dutch

consummation of the Transactions, nor compliance with the provisions thereof will violate (a) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any of its Subsidiaries, (b) the Company’s or any Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (c) the provisions of any material indenture, instrument or agreement to which the Company or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Company or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement (other than Liens created under the Loan Documents). Except for SEC filings and any actions contemplated by Section 5.11, no order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Company or any of its Subsidiaries, is required to be obtained by the Company or any of its Subsidiaries in connection with the execution and delivery by it of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrowers of the Obligations or the legality, validity, binding effect or enforceability against the Loan Parties of any of the Loan Documents.

SECTION 3.05. Financial Statements; Material Adverse Change.

(a)       The consolidated financial statements of the Company and its Subsidiaries as of March 31, ~~2019~~2020 reported on by PricewaterhouseCoopers LLP heretofore delivered to the Lenders, were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present in all material respects the consolidated financial condition and operations of the Company and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

(b)        Since March 31, ~~2019~~2020, there has been no change in the business, Property, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, that has had a Material Adverse Effect.

SECTION 3.06. Litigation and Contingent Obligations. Except as disclosed in Schedule 3.06, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending, or to the knowledge of any of their officers, threatened in writing against the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay any Credit Event.

SECTION 3.07. Compliance With ERISA.

(a)         The Company and each member of the Controlled Group (excluding Foreign Subsidiaries of the Company) have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC, except to the extent the foregoing could not reasonably be expected to result in a Material Adverse Effect.

(b)         No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. Each Plan complies with all applicable requirements of law and regulations, neither the Company nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or expressly stated to have been made as of a specific date, as of such specific date) or the date of issuance, amendment to increase or extension of such Letter of Credit, as applicable.

(b)        At the time of and immediately after giving effect to such Loan or the issuance, amendment to increase or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c)          ~~If such Loan or issuance, amendment to increase or extension of such Letter of Credit is to be made or become effective prior to the commencement of the Fiscal Quarter ending March 31, 2022, at the time of and immediately after giving effect to such Loan or the issuance, amendment to increase or extension of such Letter of Credit, as applicable (including the application of proceeds thereof), the aggregate amount of unrestricted and unencumbered cash and Cash Equivalent Investments of the Company and its Subsidiaries shall not exceed $100,000,000; provided that (i) such amount may be exceeded to the extent that the Company will require such excess amount to effect Acquisitions or other Investments, or any repayment of Indebtedness, in each case within ten (10) Business Days after such Loan or the issuance, amendment to increase or extension of such Letter of Credit, as applicable, and (ii) without limiting the generality of the foregoing, it is understood that the following may be excluded or deducted, as applicable, in the calculation of the amount of such cash and Cash Equivalent Investments: (A) any cash or Cash Equivalent Investments restricted as a result of foreign laws or requirements delaying or prohibiting the repatriation of such cash or Cash Equivalent Investments and/or restricted or otherwise held for the purpose of paying payroll, payroll taxes, other taxes, employee wage and benefit obligations and trust and fiduciary obligations or other obligations of the Company or any Subsidiary to third parties; (B) while and to the extent refundable, any cash or Cash Equivalent Investment of the Company or any Subsidiary constituting purchase price deposits held in escrow pursuant to a binding and enforceable purchase and sale agreement with a third party containing customary provisions regarding the payment and refunding of such deposits and (C) amounts held in Excluded Deposit Accounts (as defined in the Security Agreement).~~

Each Loan and each issuance, amendment to increase or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a), and (b) ~~and, if applicable, (c)~~ of this Section.

SECTION 4.03. Designation of a Subsidiary Borrower. The designation of a Subsidiary Borrower pursuant to Section 2.23 is subject to the conditions precedent that:

(a)          The Company or such proposed Subsidiary Borrower shall have furnished or caused to be furnished to the Administrative Agent:

(i)        subject to clause (b) below, copies, certified by the Secretary or Assistant Secretary (or other appropriate officer, manager or director) of such Subsidiary, of its board of directors’ (or other applicable governing body’s) resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Administrative Agent) approving the Borrowing Subsidiary Agreement and any other Loan Documents to which such Subsidiary is becoming a party and such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Subsidiary;

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired, terminated, been collateralized or otherwise been covered by a letter of credit as permitted herein and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

SECTION 5.01. Information. The Company shall deliver to the Administrative Agent for distribution to the Lenders:

(a)         within 90 days after the close of each of its Fiscal Years (other than in respect of its Fiscal Year closing on or about March 31, 2020, which shall require delivery by the later of (i) within 90 days of such closing and (ii) the date that the Annual Report on Form 10-K of the Company for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), an audit report (without a “going concern” or like qualification or exception (other than such a qualification or exception that is (x) solely with respect to, or resulting solely from, the upcoming maturity date of any of the Loans hereunder being scheduled to occur within twelve months from the time such report is delivered or (y) with respect to, or resulting from, any potential inability to satisfy the Leverage Ratio and/or Interest Expense Coverage Ratio set forth in Section 6.7 hereof on a future date or in a future period) and without any qualification or exception as to the scope of such audit) certified by PricewaterhouseCoopers LLP or another nationally recognized independent certified public accounting firm, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, provided that such report may include references (excluding formal qualifications) regarding audits performed by other auditors as contemplated by AU Section 543, Part of Audit Performed by Other Independent Auditors (or any successor or similar standard under Agreement Accounting Principles);

(b)         within 45 days after the close of the first three quarterly periods of each of its Fiscal Years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss statements and a statement of cash flows for the period from the beginning of such Fiscal Year to the end of such quarter, all certified by an Authorized Officer;

(c)         within 90 days after the close of each of its Fiscal Years and within 45 days after the close of the first three quarterly periods of each of its Fiscal Years, a certificate in the form of Exhibit I attached hereto of an Authorized Officer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Section 6.07 on the date of such financial statements and (ii) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto (and in addition to the foregoing certificate, the Company shall, if Additional Covenants or Additional Defaults are included in, or otherwise in effect under, the Senior Note Documents, concurrently deliver to the Administrative Agent for distribution to the Lenders a copy of each compliance certificate delivered to the investors under the Senior Note Purchase Agreement to the extent

(a)        the Company may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of its common stock or in rights or options to acquire such common stock;

(b)       Subsidiaries may declare and make Restricted Payments to the Company and to Subsidiaries of the Company (provided, that Restricted Payments made by a non-Wholly-Owned Subsidiary must be made on a pro rata basis (or more favorable basis from the perspective of the Company or the Subsidiary which is the parent of such Subsidiary) based on its ownership interests in such non-Wholly-Owned Subsidiary);

(c)        Restricted Payments may be made to purchase or redeem the Capital Stock of the Company (including related stock appreciation rights or similar securities) held by present or former directors, consultants, officers or employees of the Company or any Subsidiaries upon any such Person’s death, disability, retirement or termination of employment or under the terms of any benefit plan or any other agreement under which such shares of stock or related rights were issued; provided, that the aggregate amount of such purchases or redemptions under this clause (c) shall not exceed in any calendar year $2,500,000 (with unused amounts in any period permitted to be carried over to succeeding periods until used in full; provided, that the total amount of such purchases or redemptions under this clause (c) in any calendar year shall not exceed $5,000,000) plus (i) the amount of net proceeds contributed to the Company that were received by the Company during such calendar year from sales of the Company’s Capital Stock (but not including any Disqualified Stock) to directors, consultants, officers or employees of the Company or any Subsidiaries in connection with permitted compensation and incentive arrangements, and (ii) the amount of net proceeds of any key-man life insurance policies received during such calendar year, which, if not used in any year, may be carried forward to any subsequent calendar year; and provided, further, that cancellation of Indebtedness owing to the Company or any Subsidiaries from present or former directors, consultants, officers or employees in connection with a repurchase of Capital Stock of the Company will not be deemed to constitute a Restricted Payment for purposes of this Section 6.01;

(d) non-cash repurchases of Capital Stock deemed to occur upon the exercise or settlement of stock options, stock appreciation rights, restricted stock units, warrants or other convertible or exchangeable securities or other Capital Stock if such Capital Stock represents a portion of the exercise price of, or withholding obligation with respect to, such options, stock appreciation rights, restricted stock units, warrants or other convertible or exchangeable securities or other Capital Stock;

(e) Restricted Payments to make payments, in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Capital Stock of any such Person;

(f) withholding tax payments made on behalf of present or former directors, consultants, officers or employees in connection with the exercise by such Persons of stock options or other rights to purchase Capital Stock or the vesting of restricted Capital Stock (including any repurchase of restricted Capital Stock representing the holder’s tax liability in connection with the vesting thereof);

(g) the Company and its Subsidiaries may make any other Restricted Payment so long as (i) no Default or Event of Default has occurred and is continuing immediately prior to making such Restricted Payment or would arise upon giving effect (including pro forma effect) thereto and (ii) the aggregate amount of all Restricted Payments under this clause (g) during any Fiscal Year shall not exceed, in the aggregate, the following amounts:

~~For Fiscal Years ending on or prior to March 31, 2022:~~
~~If the Leverage Ratio~~	~~Aggregate Amount of Restricted Payments for such Fiscal Year~~

~~is greater than or equal to 3.75 to 1.00~~	~~$ 0~~
~~is less than 3.75 to 1.00 but greater than or equal to 2.75 to 1.00~~	~~$ 10,000,000~~
~~is less than 2.75 to 1.00~~	~~No Limit~~

~~For Fiscal Years ending after March 31, 2022:~~
If the Leverage Ratio	Aggregate Amount of Restricted Payments for such Fiscal Year
is greater than or equal to 3.00 to 1.00	$ 20,000,000
is less than 3.00 to 1.00	No Limit

In determining whether Restricted Payments may be made at any time, the Leverage Ratio shall be determined as of the most recently ended Fiscal Quarter of the Company (after giving pro forma effect to such Restricted Payments). Notwithstanding the above, if the Leverage Ratio is greater than or equal to ~~3.75 to 1.00 or~~ 3.00 to 1.00~~, as the case may be,~~ as of the end of any Fiscal Year and the aggregate amount of Restricted Payments exceeded the limit set forth above for a Fiscal Year as to which the Leverage Ratio is greater than or equal to ~~such ratio~~3.00 to 1.00, then the amount of permitted Restricted Payments for the subsequent Fiscal Year (but not for any Fiscal Year after such subsequent Fiscal Year) shall be reduced by such excess, provided that such amount shall not be reduced to less than
$1,000,000.

Notwithstanding anything in this Agreement to the contrary, the foregoing provisions of this Section 6.01 will not prohibit any Restricted Payment within sixty (60) days after the date of declaration thereof or the giving of notice with respect thereto, as applicable, if at the date of declaration or the giving of such notice such Restricted Payment would have complied with the provisions of this Section 6.01 (it being understood that such Restricted Payment shall be deemed to have been made on the date of declaration or notice for purposes of such provision).

SECTION 6.02. Loans or Advances. Neither the Company nor any of its Subsidiaries shall make loans or advances to any Person except:

(a)         deposits required by government agencies or public utilities;

(b)          loans or advances from any Foreign Subsidiaries to the Company or any Guarantor, provided that such loans and advances are subordinated to all Obligations on customary terms;

(c)       (i) loans and advances between and among the Company and the Guarantors that are Domestic Subsidiaries and (ii) loans and advances between any Foreign Subsidiary Borrower and the Foreign Subsidiaries that are Guarantors in respect of such Foreign Subsidiary Borrower;

(s)          Investments to the extent that payment for such Investments is made with the Company’s Capital Stock (but not any Disqualified Stock);

(t)          Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers;

(u)       Investments by the Company and any Subsidiaries, if the Company or any Subsidiaries would otherwise be permitted to make a Restricted Payment under Section 6.01(g) in such amount (provided, that the amount of any such Investment shall also be deemed to be a Restricted Payment under Section 6.01(g) for all purposes of this Agreement);

(v)         Investments consisting of the licensing or contribution of any intellectual property rights pursuant to joint marketing or other similar arrangements with other Persons;

(w)      to the extent constituting Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of any intellectual property rights, in each case in the ordinary course of business;

(x)         any Investment acquired by virtue of any Bail-in Action with respect to any Lender; and

(y)        any other Investments, provided that: (i) no Default or Event of Default exists at the time such Investment is made or would be caused thereby, and (ii) the aggregate amount of all such Investments plus the Acquisition Consideration paid or incurred in respect of Permitted Acquisitions ~~(A)~~ in any Fiscal Year ~~ending on or prior to March 31, 2022 shall not exceed the Specified Shared Basket Amount (as defined in the immediately following sentence) at the time of the making of such Investment or such Permitted Acquisition, and (B) in any Fiscal Year ending after March 31, 2022, shall not exceed the greater of $75,000,000 and 5.0% of the consolidated total assets of the Company and its Subsidiaries (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b)); provided that the foregoing dollar limitation under this clause (B) shall not apply if the pro forma Leverage Ratio after giving effect (including pro forma effect) to such Investment or Acquisition is less than or equal to 3.00 to 1.00. If at the time of the making of any Investment in reliance on this Section 6.03(y) or the making of any Permitted Acquisition, as applicable, (1) the pro forma Leverage Ratio after giving effect (including pro forma effect) to such Investment or Permitted Acquisition is 3.75 to 1.00 or greater, the Specified Shared Basket Amount in respect of such Investment or Permitted Acquisition shall be $0, (2) the pro forma Leverage Ratio after giving effect (including pro forma effect) to such Investment or Permitted Acquisition is less~~ than 3.75 to 1.00 but greater than or equal to 2.75 to 1.00, the Specified Shared Basket Amount in respect of ~~such Investment or Permitted Acquisition shall be the greater of $50,000,000 and 3.0~~% of the consolidated total assets of the Company and its Subsidiaries (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.05(a))~~, and (3)~~; provided that the foregoing dollar limitation shall not apply if the pro forma Leverage Ratio after giving effect (including pro forma effect) to such Investment or ~~Permitted~~ Acquisition is less than ~~2.75 to 1.00, the Specified Shared Basket Amount in respect of such Investment or Permitted Acquisition shall not be limited in amount~~or equal to a ratio equal to 3.00 to 1.00.

For purposes of determining compliance with this Section 6.03, (A) an Investment need not be permitted solely by reference to one category of permitted Investments (or any portion thereof), but may be thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions;

(s)          Liens arising from precautionary UCC financing statements regarding operating leases or other obligations not constituting Indebtedness;

(t)          Liens on Capital Stock in joint ventures that are not Subsidiaries (i) securing obligations of such joint venture or (ii) pursuant to the relevant joint venture agreement or arrangement;

(u)          Liens on securities that are the subject of repurchase agreements constituting Investments permitted under Section 6.03;

(v)       leases or subleases, and licenses or sublicenses (including with respect to any fixtures, furnishings, equipment, vehicles or other personal property, or any intellectual property rights), granted to others in the ordinary course of business not interfering in any material respect with the business of the Company and its Subsidiaries, taken as a whole;

(w)       subordination, non-disturbance and/or attornment agreements with any ground lessor, lessor or any mortgagor of any of the foregoing, with respect to any ground lease or other lease or sublease entered into by the Company or any Subsidiary;

(x)        Liens securing insurance premium financing arrangements, provided that such Liens are limited to the applicable unearned insurance premiums;

(y)        Liens securing Indebtedness (i) of the Company or any Subsidiary in favor of the Company or any Guarantor that is a Domestic Subsidiary, (ii) of any Foreign Subsidiary Borrower to any Foreign Subsidiary that is a Guarantor in respect of such Foreign Subsidiary Borrower, (iii) of any Foreign Subsidiary that is a Guarantor to the Foreign Subsidiary Borrower in respect of which it is a Guarantor or to any other Foreign Subsidiary that is a Guarantor in respect of such Foreign Subsidiary Borrower and (iv) of any Subsidiary that is neither a Borrower nor a Guarantor in favor of any other Subsidiary that is neither a Borrower nor a Guarantor;

(z)        Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or bank guarantee issued or created for the account of the Company or any Subsidiary in the ordinary course of business; provided, that such Lien secures only the obligations of the Company or such Subsidiaries in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted under Section 6.05;

(aa)     Liens securing Indebtedness under tax-favored or government-sponsored financing permitted under Section 6.05, provided that such Liens do not at any time encumber any Collateral unless approved by the Administrative Agent;

(bb)      Liens on assets pledged by Foreign Subsidiaries in connection with financing provided by foreign governments and/or foreign government-sponsored entities securing an aggregate amount of Indebtedness and other obligations outstanding of no more than €25,000,000;

(cc)     in addition to Liens otherwise described in the foregoing clauses, Liens securing an aggregate amount of Indebtedness and other obligations outstanding of no more than ~~(i) at any time prior to January 1, 2022, the greater of $20,000,000 and 1.0% of the Company’s Consolidated Tangible Assets and (ii) at any time on and after January 1, 2022,~~ the greater of $45,000,000 and 3.0% of the Company’s Consolidated Tangible Assets (such percentage of Consolidated Tangible Assets

~~in the case of each of the foregoing clauses (i) and (ii)~~ determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.05(a)) at the time of creation thereof; and

(dd) any extensions, refinancings, renewals, substitutions or replacements of or for any of the foregoing Liens to the extent that the aggregate principal amount of the Indebtedness or other obligations or liabilities secured by the applicable Lien shall not be increased; provided that the Lien securing such Indebtedness or other obligation or liability shall not extend to or cover additional assets (it being understood that a Lien covering all assets of a particular type, such as “all inventory”, may cover additional assets of the relevant type).

Any Indebtedness described above is not in addition to Indebtedness permitted under Section 6.05, and any Indebtedness of the Company or any of its Subsidiaries must be in compliance with Section 6.05.

For purposes of determining compliance with this Section 6.04, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof), but may be permitted in part under any combination thereof and (B) in the event that a Lien securing any obligation (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof), the Company may, in its sole discretion, classify or divide such Lien securing such obligation (or any portion thereof) in any manner that complies with this Section 6.04 and will be entitled to only include the amount and type of such Lien or such obligation secured by such Lien (or any portion thereof) in one of the above clauses and such Lien securing such obligation (or portion thereof) will be treated as being incurred or existing pursuant to only such clause or clauses (or any portion thereof).

Any Lien permitted above on any Property may extend to the identifiable proceeds thereof.

SECTION 6.05. Indebtedness. The Company will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

(a) The Obligations;

(b)        Intercompany Indebtedness among the Company and its Subsidiaries to the extent permitted under Section 6.03, provided that any such Indebtedness owing by the Company or any Guarantor to any Subsidiary (other than to a Guarantor or, in the case of Indebtedness owing by a Foreign Subsidiary, to any Foreign Subsidiary Borrower in respect of which it is a Guarantor or to any other Foreign Subsidiary that is a Guarantor in respect of such Foreign Subsidiary Borrower) are subordinated to all Obligations on customary terms);

(c)          the Senior Note Debt in an aggregate principal amount not to exceed $200,000,000;

(d)        Receivables/Factoring/SCF Indebtedness not to exceed $125,000,000 in aggregate principal amount outstanding at any time, if no Default or Event of Default exists at the time of, or would be caused by, the incurrence of any such Indebtedness;

(e)         Subordinated Debt, if no Default or Event of Default exists at the time of, or would be caused by, the incurrence of any such Subordinated Debt;

(w)	any Restricted Payment that is permitted under Section 6.01;

(x)	any casualty loss, governmental taking or other involuntary disposition;

(y)          the disposition of any Investment acquired by virtue of any Bail-in Action with respect to any Lender;

(z)          the disposition of any assets acquired as part of any Permitted Acquisition that the Company or any Subsidiary disposes as part of its integration efforts relating to such Acquisition;

(aa) any sale, conveyance, transfer or other disposition of any interest in any bank acceptance draft or similar instrument delivered by a customer in the ordinary course of business; and

(bb) the Dakota Disposition. SECTION 6.07. Financial Covenants.

(a) Leverage Ratio. The Company will not permit the Leverage Ratio, to be greater than 3.25 to 1.00 as of the end of ~~each~~any Fiscal Quarter ~~set forth in the table below, to be greater than the Leverage Ratio set forth in such table for such Fiscal Quarter:~~
~~Fiscal Quarter Ending~~	~~Leverage Ratio~~
~~June 30, 2020~~	~~4.00 to 1.00~~
~~September 30, 2020~~	~~4.75 to 1.00~~
~~December 31, 2020~~	~~5.25 to 1.00~~
~~March 31, 2021~~	~~5.75 to 1.00~~
~~June 30, 2021~~	~~4.75 to 1.00~~
~~September 30, 2021~~	~~3.75 to 1.00~~
~~December 31, 2021~~	~~3.50 to 1.00~~
~~March 31, 2022 and each Fiscal Quarter ending thereafter~~	~~3.25 to 1.00~~

provided that~~, only after the maximum Leverage Ratio permitted under this~~ Section 6.07(a) ~~has been equal to or less than 3.25 to 1.00 for one (1) full fiscal quarter following the Amendment No. 1 Effective Date~~, upon written notice to the Administrative Agent by the Company for distribution to the Lenders (and not more than three times during any five consecutive year term of this Agreement) not later than the last day of the Fiscal Quarter in which a Permitted Acquisition with a cash purchase price exceeding $50,000,000 (any such Permitted Acquisition described in the foregoing clause (B), a “Specified Acquisition”) is consummated (any such Fiscal Quarter, a “Specified Quarter”), the Leverage Ratio may be greater than 3.25 to 1.00 but not greater than (x) 3.75 to 1.00 for the applicable Specified Quarter and the Fiscal Quarter immediately following such Specified Quarter, (y) 3.50 to 1.00 for the second and third Fiscal Quarters immediately following such Specified Quarter and (z) 3.25 to
1.00 on the last day of any Fiscal Quarter thereafter. After any such election is made by the Company, the Company shall be prohibited from making any additional election until after the maximum Leverage Ratio returns to 3.25 to 1.00 for at least two consecutive Fiscal Quarters. Once the Company makes such order to have the claims of the Lenders, the Issuing Banks and such Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and

(ii)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to such Agent and, in the event that such Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to such Agent any amount due to it, in its capacity as such Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize such Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or Issuing Bank or to authorize such Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

(g) The provisions of this Article VIII are solely for the benefit of the Agents, the Lenders and the Issuing Banks, and, except solely to the extent of the Company’s rights to consent pursuant to and subject to the conditions set forth in this Article VIII, none of the Company or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the provisions of this Article VIII.

SECTION 8.02. Agents’ Reliance, Indemnification, Etc.

(a)          No Agent nor any of its Related Parties shall be (i) liable to any Lender for any action taken or omitted to be taken by it under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall reasonably believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or inany certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b)        No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to such Agent by the Company, a Lender or an Issuing Bank, and such Agent shall not be responsible for or have any duty to ascertain or inquire into
(i)          any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v)

while the retiring Agent was acting as Administrative Agent or Collateral Agent, as applicable, and in respect of the matters referred to in the proviso under clause (i) above.

SECTION 8.06. Acknowledgements of Lenders and Issuing Banks.

(a)       Each Lender and each Issuing Bank represents ~~that~~and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or such Issuing Bank, in each case in the ordinary course of its business, and ~~that~~not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon any Agent, any Arranger or any other Lender or other Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent, any Arranger or any other Lender or other Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Company and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)          Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Agents or the Lenders on the Effective Date.

(c)

(i)          Each Lender hereby agrees that (x) if the Administrative Agent           notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the

Administrative Agent, any claim, counterclaim, defense or right of set-off or           recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error.

(ii)     Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or           on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii)        The Company and each other Loan Party hereby agrees that (x) in the           event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations (or any other Secured Obligations) owed by the Company or any other Loan Party, except in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Company or any other Loan Party for the purpose of satisfying an Obligation (or any other Secured Obligation).

(iv)          Each party’s obligations under this Section 8.06(c) shall survive the           resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 8.07. Collateral Matters.

(a) In its capacity, the Collateral Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the New York UCC. Each Lender agrees that no Secured Party (other than the Collateral Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Collateral Agent for the benefit of the Secured Parties upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Collateral Agent is hereby authorized, and hereby

(c)       Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses
(i)          and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d)         Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)         Except as provided in Section 2.25 with respect to the extension of the Maturity Date or as provided in Section 2.20 with respect to an Incremental Term Loan Amendment or as provided in Section 2.14(b), Section 2.14(c) and Section 2.14(d), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (provided that an amendment, modification, waiver or consent with respect to any condition precedent, covenant, mandatory prepayment pursuant to Section 2.11, Event of Default or Default shall not constitute an increase in the Commitment of any Lender), (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than waivers or amendments with respect to the application of a default rate of interest pursuant to Section 2.13(~~b~~d)), or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby (except that any amendment or modification of the financial covenants in this Agreement (or defined terms used in the financial covenants in this Agreement) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (ii)), (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby (other than any reduction of the amount of, or any extension of the payment date for, the mandatory prepayments required under Section 2.11, in each case which shall only require the approval of the Required Revolving Lenders (in the case of a mandatory prepayment of Revolving Loans) or the Required Term Lenders (in the case of a mandatory prepayment of Term Loans)), (iv) change Section by final and non-appealable judgment to have resulted from (a) the willful misconduct, bad faith or gross negligence of such Indemnitee or any of its Related Indemnified Persons, (b) a dispute among the Indemnitees not arising from an act or omission of the Company or any of its Affiliates (other than a dispute involving a claim against an Indemnitee for its acts or omissions in its capacity as an arranger, bookrunner, agent or similar role in respect of the credit facilities evidenced by this Agreement, except, with respect to this clause (b), to the extent such acts or omissions are determined by a court of competent jurisdiction by final and non-appealable judgment to have constituted the willful misconduct, bad faith or gross negligence of such Indemnitee in such capacity) or (c) such Indemnitee’s or any of its Related Indemnified Persons’ material breach of the Loan Documents (as determined pursuant to a claim asserted by the Company, whether as a claim, counterclaim or otherwise). This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non- Tax claim. For purposes of this Section 9.03(b), a “Related Indemnified Person” of an Indemnitee means
(1)          any controlled Affiliate of such Indemnitee, (2) the respective directors, managers, officers and employees of such Indemnitee and of its controlled Affiliates and (3) the respective agents of such Indemnitee and its controlled Affiliates, in the case of this clause (3), acting at the express instructions of such Indemnitee or such controlled Affiliate; provided that each reference to a controlled affiliate, director, manager, officer or employee in this sentence pertains to a controlled affiliate, director, manager, officer or employee involved in the structuring, arrangement, negotiation or syndication of the credit facilities evidenced by this Agreement and/or the consummation of the transactions contemplated by the Loan Documents.

(c)        To the extent that the Company fails to pay any amount required to be paid by it to any Agent, any Issuing Bank or any Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent, and each Revolving Lender severally agrees to pay to such Issuing Bank or such Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Company’s failure to pay any such amount shall not relieve the Company of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, such Issuing Bank or such Swingline Lender, each in their capacity as such.

(d)        To the extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any ~~Indemnitee,~~of the Administrative Agent, any Arranger and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”), (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), other than for direct or actual damages determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such ~~Indemnitee~~Lender-Related Person or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan, any Letter of Credit or the use of the proceeds thereof.

(e)          All amounts due under this Section shall be payable not later than 30 days after written demand therefor accompanied by a reasonably detailed calculation of the amount demanded.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i)      Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed, it being understood that in the case of any assignment that requires the Company’s consent, without limiting any other factors that may be reasonable, it shall be reasonable for the Company to consider a proposed assignee’s right to require reimbursement for increased costs when determining whether to consent to such an assignment) of:

(A)        the Company (provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof), provided that no consent of the Company shall be required (but notice to the Company, either prior to or promptly after such assignment, shall be required) for an assignment to (1) a Lender, an Affiliate of a Lender or an Approved Fund (provided further, notwithstanding the preceding clause (1), the consent of the Company shall be required if, after giving effect to such assignment, the assignee, collectively with its affiliated Lenders and affiliated Approved Funds, would, as a result of such assignment, hold more than fifteen percent (15%) of the aggregate amounts of Loans and unused Commitments) or (2) if an Event of Default under clause (a), (g), (h) or (k) of Article VII has occurred and is continuing, any ~~other~~ assignee; and

(B) the Administrative Agent;

(C)         the Issuing Banks; provided that no consent of the Issuing Banks shall be required for an assignment of all or any portion of a Term Loan; and

(D)         the Swingline Lenders; provided that no consent of the Swingline Lenders shall be required for an assignment of all or any portion of a Term Loan.

(ii)          Assignments shall be subject to the following additional conditions:

(A)          except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of Revolving Commitments and Revolving Loans) or $1,000,000 (in the case of a Term Loan) unless each of the Company and the Administrative Agent otherwise consent, provided that no provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, by any other Person to any Disqualified Institution.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect in accordance with their terms as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17, 9.03 and 9.12 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution.          This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective  successors and assigns.Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of ~~the~~an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to ~~any document to be signed in connection with~~ this Agreement ~~and the transactions contemplated hereby~~, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records

Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it (it being understood and agreed that the Administrative Agent accepts, consents to and approves of transmission through electronic means of any Electronic Signature that is a reproduction of an image of an actual executed signature page); provided, further, without limiting the foregoing, (i) (a) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Company or any other Loan Party without further verification thereof (other than any Electronic Signature actually known by the Administrative Agent or such Lender, as applicable, to be unauthorized or otherwise invalid) and without any obligation to review the appearance or form of any such Electronic Signature and (b) each Loan Party shall be entitled to rely on the Electronic Signatures of the Administrative Agent and each Lender purportedly given by or on behalf of the Administrative Agent or such Lender, as applicable, without further verification thereof (other than any Electronic Signature actually known by such Loan Party to be unauthorized or otherwise invalid) and without any obligation to review the appearance or form of any such Electronic Signatures and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be followed, as soon as reasonably practicable, by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrowers hereby (i) agree that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the ~~Collateral Agent, the~~ Lenders and the Borrowers, Electronic Signatures transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement ~~or~~, any other Loan ~~Documents (in each case, including with respect to any signature pages thereto)~~Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original ~~and~~, (ii) ~~waives~~agree that the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waive any argument, defense or right to contest the legal effect, validity or enforceability of ~~the Loan Documents~~this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of ~~any Loan Documents~~this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto. and (iv) waive any claim against any Lender-Related Person for any losses, claims, damages or liabilities (collectively, “Liabilities”) arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Company and/or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature, other than any Liabilities (x) found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the bad faith, willful misconduct or gross negligence of any Lender-Related Person or (y) to the extent resulting from a material breach by any Lender-Related Person thereof (as determined by a final non-appealable judgment of a court of competent jurisdiction) of its obligations under this Section 9.06 as found by a final, non-appealable judgment of a court of competent jurisdiction.

SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of any Issuing Bank or any Lender from disclosing Information in any manner subject to protection under any foreign, federal, state or local whistleblower law.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY OR ON BEHALF OF THE COMPANY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE COMPANY AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW AND AGREES TO UPDATE SUCH CREDIT CONTACT BY NOTICE TO THE COMPANY AND THE ADMINISTRATIVE AGENT FROM TIME TO TIME AS NECESSARY TO CAUSE THE FOREGOING REPRESENTATION TO BE TRUE AT ALL TIMES.

SECTION 9.13. USA PATRIOT Act; Beneficial Ownership Regulation. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the requirements of the Beneficial Ownership Regulation hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name, address and tax identification number of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act and the Beneficial Ownership Regulation and other applicable “know your customer” and anti-money laundering rules and regulations.

SECTION 9.14. Interest Rate Limitation.          Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the ~~NYFRB~~applicable Overnight Rate to the date of repayment, shall have been received by such Lender.

ANNEX B

Consent and Reaffirmation

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 2 to Fourth Amended and Restated Credit Agreement, dated as of June 28, 2019, by and among Modine Manufacturing Company, a Wisconsin corporation (the “Company”), Airedale International Air Conditioning Limited (together with the Company, the “Borrowers”), the Lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders (the “Administrative Agent”) (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), which Amendment No. 2 is dated as of May 18, 2021 and is by and among the Borrowers, the financial institutions listed on the signature pages thereof and the Administrative Agent (the “Amendment”).  Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement as amended by the Amendment (the “Amended Credit Agreement”).  Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Guaranty and any other Loan Document executed by it and acknowledges and agrees that the Guaranty and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed.  All references to the Credit Agreement contained in the above‑referenced documents shall be a reference to the Amended Credit Agreement and as the same may from time to time hereafter be amended, restated, supplemented and/or otherwise modified.

Dated May 18, 2021

[Signature Page Follows]

IN WITNESS WHEREOF, this Consent and Reaffirmation has been duly executed and delivered as of the day and year above written.

MODINE CIS HOLDING INC.

By:	/s/ Scott A. Miller
Name: Scott A. Miller
Title: Chairman

MODINE GRENADA LLC

By:	/s/ Scott A. Miller
Name: Scott A. Miller
Title: Chairman

MDA US LLC

By:	/s/ Michael B. Lucareli
Name: Michael B. Lucareli
Title: President

Signature Page to Consent and Reaffirmation to Amendment No. 2 to
Fourth Amended and Restated Credit Agreement dated as of June 28, 2019
Modine Manufacturing Company